ASSET PURCHASE AGREEMENT



                                  BY AND AMONG



                         TUSCALOOSA BROADCASTING, INC.,
                              WPTZ LICENSEE, INC.,
                               WNNE LICENSEE, INC.

                                   AS SELLERS



                                       AND



                        STC BROADCASTING OF VERMONT, INC.

                                    AS BUYER






                          DATED AS OF FEBRUARY 3, 1998


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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE 1.   DEFINITIONS AND REFERENCES........................................2

ARTICLE 2.   SALE AND PURCHASE OF ASSETS.......................................2
      2.1.   Asset Sale and Purchase of Assets.................................2
               2.1.1.  FCC Licenses............................................3
               2.1.2.  Real and Leased Property Interests......................3
               2.1.3.  Tangible Personal Property..............................3
               2.1.4.  Intellectual Property...................................4
               2.1.5.  Program Contracts.......................................4
               2.1.6.  Trade-out Agreements....................................4
               2.1.7.  Broadcast Time Sales Agreement..........................4
               2.1.8.  Network Affiliation Agreements..........................4
               2.1.9.  Operating Contracts.....................................5
               2.1.10. Vehicles................................................5
               2.1.11. Files and Records.......................................5
               2.1.12. Auxiliary Facilities....................................5
               2.1.13. Permits and Licenses....................................5
               2.1.14. Goodwill................................................5
               2.1.15. Other Assets............................................6
      2.2.   Excluded Assets...................................................6
               2.2.1.  Cash....................................................6
               2.2.2.  Accounts Receivable.....................................6
               2.2.3.  Personal Property Disposed Of...........................6
               2.2.4.  Insurance...............................................6
               2.2.5.  Employee Plans and Assets...............................7
               2.2.6.  Right to Tax Refunds....................................7
               2.2.7.  Certain Books and Records...............................7
               2.2.8.  Third-Party Claims......................................7
               2.2.9.  Rights Under this Agreement and the Heritage Agreement..7
               2.2.10. Names...................................................7
               2.2.11. Deposit and Prepaid Expenses............................7
               2.2.12. WFFF Licenses...........................................7
               2.2.13. Miscellaneous Excluded Assets...........................8
      2.3.   Escrow Deposit....................................................8
      2.4.   Purchase Price....................................................8
      2.5.   Payment of Purchase Price.........................................8
      2.6.   Proration Amount..................................................8



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                          TABLE OF CONTENTS (continued)

                                                                            Page
                                                                            ----
      2.7.   Allocation of Base Purchase Price................................10
      2.8.   Assumption of Liabilities........................................11

ARTICLE 3.   REPRESENTATIONS AND WARRANTIES BY SELLERS........................12
      3.1.   Organization and Standing........................................12
      3.2.   Authorization....................................................12
      3.3.   Compliance with Laws.............................................12
      3.4.   Consents and Approvals; No Conflicts.............................13
      3.5.   Financial Statements; Undisclosed Liabilities....................13
      3.6.   Absence of Certain Changes or Events.............................14
      3.7.   Absence of Litigation............................................14
      3.8.   Assets...........................................................14
      3.9.   FCC Matters......................................................15
      3.10.  Real Property....................................................15
      3.11.  Intellectual Property............................................16
      3.12.  Station Contracts................................................17
      3.13.  Taxes............................................................17
      3.14.  Employee Benefit Plans...........................................18
      3.15.  Labor Relations..................................................20
      3.16.  Environmental Matters............................................21
      3.17.  Insurance........................................................21
      3.18.  Reports..........................................................21

ARTICLE 4.   REPRESENTATIONS AND WARRANTIES BY BUYER..........................22
      4.1.   Organization and Standing........................................22
      4.2.   Authorization....................................................22
      4.3.   Consents and Approvals; No Conflicts.............................22
      4.4.   Availability of Funds............................................23
      4.5.   Qualification of Buyer...........................................23
      4.6.   WARN Act.........................................................24
      4.7.   No Outside Reliance..............................................24
      4.8.   Interpretation of CertainProvisions..............................24

ARTICLE 5.   PRE-CLOSING FILINGS..............................................25
      5.1.   Applications for FCC Consent.....................................25
      5.2.   Hart-Scott-Rodino................................................25
      5.3.   Non-Required Actions.............................................25

ARTICLE 6.   COVENANTS AND AGREEMENTS OF SELLERS..............................25
      6.1.   Negative Covenants...............................................25
               6.1.1.  Dispositions; Mergers..................................26

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                          TABLE OF CONTENTS (continued)

                                                                            Page
                                                                            ----

               6.1.2.  Accounting Principles and Practices....................26
               6.1.3.  Trade-out Agreements...................................26
               6.1.4.  Broadcast Time Sales Agreements........................26
               6.1.5.  Network Affiliation Agreements and LMAs................26
               6.1.6.  Additional Agreements..................................26
               6.1.7.  Breaches...............................................27
               6.1.8.  Employee Matters.......................................27
               6.1.9.  Actions Affecting FCC Licenses.........................27
               6.1.10. Programming............................................27
               6.1.11. Encumbrances...........................................28
               6.1.12. Transactions With Affiliates...........................28
      6.2.   Affirmative Covenants............................................28
               6.2.1.  Preserve Existence.....................................28
               6.2.2.  Normal Operations......................................28
               6.2.3.  Maintain FCC Licenses..................................29
               6.2.4.  Network Affiliation....................................29
               6.2.5.  Station Contracts......................................29
               6.2.6.  Taxes..................................................29
               6.2.7.  Access.................................................29
               6.2.8.  Insurance..............................................30
               6.2.9.  Financial Statements...................................30
               6.2.10. Consents...............................................31
               6.2.11. Corporate Action.......................................32
               6.2.12. Environmental Audit....................................32
               6.2.13. Heritage Agreement.....................................32
      6.3.   Confidentiality..................................................32
      6.4.   Heritage Acquisition.............................................33

ARTICLE 7.   COVENANTS AND AGREEMENTS OF BUYER................................33
      7.1.   Confidentiality..................................................33
      7.2.   Corporate Action.................................................34
      7.3.   Access...........................................................34
      7.4.   Collection of Receivables........................................35

ARTICLE 8.   MUTUAL COVENANTS AND UNDERSTANDINGS  OF SELLERS AND BUYER........35
      8.1.   Possession and Control...........................................35
      8.2.   Risk of Loss.....................................................35
      8.3.   Public Announcements.............................................36
      8.4.   Employee Matters.................................................37

      8.5.   Disclosure Schedules.............................................38
      8.6.   Bulk Sales Laws..................................................39
      8.7.   Tax Matters......................................................39
      8.8.   Preservation of Books and Records................................39
      8.9.   TBA Agreement....................................................39

ARTICLE 9.   CONDITIONS PRECEDENT TO  OBLIGATIONS OF BUYER....................40
      9.1.   Closing Under the Heritage Agreement.............................40
      9.2.   Representations and Covenants....................................40
      9.3.   No Transmission Defects..........................................40
      9.4.   Delivery of Documents............................................41
      9.5.   FCC Order........................................................41
      9.6.   Hart-Scott-Rodino................................................41
      9.7.   Legal Proceedings................................................41

ARTICLE 10.  CONDITIONS PRECEDENT TO  OBLIGATION OF SELLERS...................41
      10.1.  Closing Under the Heritage Agreement.............................41
      10.2.  Representations and Covenants....................................42
      10.3.  Delivery by Buyer................................................42
      10.4.  FCC Order........................................................42
      10.5.  Hart-Scott-Rodino................................................42
      10.6.  Legal Proceedings................................................42

ARTICLE 11.  CLOSING; NON-LICENSE TRANSFER....................................43
      11.1.  Closing..........................................................43
      11.2.  Non-License Transfer.............................................44
      11.3.  Time and Place of Non-License Transfer and Closing...............44
      11.4.  Deliveries by Sellers............................................44
               11.4.1. Agreements and Instruments.............................44
               11.4.2. Consents...............................................45
               11.4.3. Certified Resolutions..................................45
               11.4.4. Officers' Certificates.................................45
               11.4.5. Good Standing Certificates.............................45
      11.5.  Deliveries by Buyer..............................................46
               11.5.1. Purchase Price Payment.................................46
               11.5.2. Agreements and Instruments.............................46
               11.5.3. Certified Resolutions..................................46
               11.5.4. Officers' Certificate..................................46

ARTICLE 12. SURVIVAL; INDEMNIFICATION.........................................46

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                          TABLE OF CONTENTS (continued)

                                                                            Page
                                                                            ----

      12.1.  Survival of Representations......................................47
      12.2.  Indemnification By Sellers.......................................47
      12.3.  Indemnification By Buyer.........................................47
      12.4.  Limitations on Indemnification...................................48
      12.5.  Conditions of Indemnification....................................49
      12.6.  Cure of Breach...................................................50

ARTICLE 13.  TERMINATION......................................................51
      13.1.  Termination by the Parties.......................................51
      13.2.  Automatic Termination............................................51
      13.3.  Effect ofTermination.............................................51

ARTICLE 14.  REMEDIES.........................................................52
      14.1.  Default by Buyer.................................................52
      14.2.  Liquidated Damages...............................................52
      14.3.  Specific Performance.............................................52

ARTICLE 15.  GENERAL PROVISIONS...............................................53
      15.1.  Additional Actions, Documents and Information....................53
      15.2.  Brokers..........................................................53
      15.3.  Expenses and Taxes...............................................53
      15.4.  Notices..........................................................54
      15.5.  Waiver...........................................................56
      15.6.  Benefit and Assignment...........................................56
      15.7.  Entire Agreement; Amendment......................................56
      15.8.  Severability.....................................................57
      15.9.  Headings.........................................................57
      15.10. Governing Law....................................................57
      15.11. Signature in Counterparts........................................57

                                    SCHEDULES

Schedule 2.1.1                 FCC Licenses

Schedule 2.1.2                 Real Property Interests

Schedule 2.1.3                 Tangible Personal Property

Schedule 2.1.5                 Program Contracts

Schedule 2.1.6                 Trade-out Agreements

Schedule 2.1.8                 Network Affiliation Agreements

Schedule 2.1.9                 Operating Contracts

Schedule 2.1.10                Vehicles

Schedule 2.2.13                Excluded Assets

Schedule 3.4                   Consents

Schedule 3.6                   Absence of Certain Changes or Events

Schedule 3.7                   Litigation

Schedule 3.8                   Encumbrances on Assets

Schedule 3.9                   FCC Matters

Schedule 3.14                  Employee Benefit Plans

Schedule 3.15                  Employee Matters

Schedule 3.16                  Environmental Matters

Schedule 3.17                  Insurance

Schedule 4.5.1                 Buyer Stations

Schedule I                     License Assets

                                    EXHIBITS



           EXHIBIT A              Form of Bill of Sale and Assignment of Assets

           EXHIBIT B              Form of Assignment of FCC Licenses

           EXHIBIT C              Form of Assignment of Contracts and Leases

           EXHIBIT D              Form of Assumption Agreement

           EXHIBIT E              Form of TBA Agreement

                            ASSET PURCHASE AGREEMENT



         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of this 3rd day of February, 1998, by and among STC BROADCASTING OF VERMONT, INC., a Delaware corporation ("Buyer"), TUSCALOOSA BROADCASTING, INC., a Maryland corporation ("Tuscaloosa"), WPTZ LICENSEE, INC., a Maryland corporation ("WPTZ Licensee"), and WNNE LICENSEE, INC., a Maryland corporation ("WNNE Licensee") (Tuscaloosa, WPTZ Licensee and WNNE Licensee, collectively, the "Sellers" and, individually a "Seller").

         WHEREAS, pursuant to an Asset Purchase Agreement dated as of July 16, 1997 (the "Heritage Agreement"), by and among Sinclair Broadcast Group, Inc., a Maryland corporation ("Sinclair") and certain indirect subsidiaries of Heritage Media Corporation, a Delaware corporation ("HMC"), Sinclair has agreed to buy, and such subsidiaries have agreed to sell, certain broadcast stations owned, controlled or operated by such subsidiaries, including (i) television broadcast station WPTZ-TV, Channel 5, North Pole, New York ("WPTZ"); (ii) certain assets and rights relating to television broadcast station WFFF-TV, Channel 44, Burlington, Vermont ("WFFF"); and (iii) television broadcast station WNNE-TV, Channel 31, Hartford, Vermont ("WNNE") (WPTZ, WFFF and WNNE each, individually, a "Station" and, collectively, the "Stations") (such subsidiaries of HMC transferring assets related to the Stations pursuant to the Heritage Agreement are referred to herein as the "Heritage Subsidiaries");

         WHEREAS, each Seller is a wholly-owned indirect subsidiary of Sinclair, and Sinclair has assigned to Sellers Sinclair's rights to acquire the Stations, subject to and in accordance with the terms and conditions of the Heritage Agreement;

         WHEREAS, pursuant to a Transfer Agreement dated as of May 2, 1997, among William G. Evans (the "Trustee"), HMC, The News Corporation Limited, a South Australia corporation and Heritage Media Services, Inc., a Iowa corporation and wholly-owned subsidiary of HMC ("HMSI"), on August 20, 1997, HMSI transferred to the Trustee to hold in trust for the benefit of HMSI, all of the outstanding capital stock of HMI Broadcasting Corp., a Delaware corporation and owner of all of the outstanding capital stock of the Heritage Subsidiaries;

         WHEREAS, pursuant to a guaranty given as of the date hereof by Sinclair to Buyer, Sinclair has guaranteed to Buyer the prompt and complete performance of the obligations of Sellers arising under this Agreement and the other Seller Documents;

         WHEREAS,   Buyer  is  a   wholly-owned   indirect   subsidiary  of  STC
Broadcasting, Inc., a Delaware corporation ("STC");

         WHEREAS, pursuant to a guaranty given as of the date hereof by STC to Sellers, STC has guaranteed to Sellers the prompt and complete performance of the obligations of Buyer arising under this Agreement and the other Buyer Documents;

         WHEREAS, the parties hereto desire to enter into this Agreement to provide for the sale, assignment and transfer by Sellers to Buyer of the assets of the Stations, all subject to the terms described in this Agreement; and

         WHEREAS, upon the satisfaction of certain conditions set forth herein, the parties desire to enter into operating agreements pursuant to which Buyer will commence operating the Stations, subject to compliance with all requirements of the FCC.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


                                   ARTICLE 1.
                           DEFINITIONS AND REFERENCES

         Capitalized terms used herein without definition shall have the respective meanings assigned thereto in Annex I attached hereto and incorporated herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles" or "Sections" are to Articles or Sections of this Agreement.


                                   ARTICLE 2.
                           SALE AND PURCHASE OF ASSETS


     2.1. ASSET SALE AND PURCHASE OF ASSETS.

         Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, Sellers shall sell, assign, transfer, convey and deliver to Buyer free and clear of any Encumbrances other than Permitted Encumbrances, and Buyer shall purchase, acquire, pay for and accept from Sellers, all right, title and interest of Sellers in, to and under all real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, owned, leased, used or useful by Sellers in connection with the business and operations of the Stations (collectively, the "Assets"); but excluding the Excluded Assets described in Section 2.2.

         The Assets shall include, without limitation, all right, title and interest of Sellers in, to and under the following:

         2.1.1. FCC LICENSES.

                   All licenses, permits and other authorizations issued by the FCC to any Seller or any Heritage Subsidiary for the operation of the Stations (the "FCC Licenses"), including without limitation those listed in Schedule 2.1.1, and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto.

         2.1.2. REAL AND LEASED PROPERTY INTERESTS.

                   (a) All the real property owned by any Seller or any Heritage Subsidiary including, without limitation, all land, fee interests, easements and other interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon owned by any Seller or any Heritage Subsidiary used or useful in connection with the business and operations of the Stations ("Real Property"), including, without limitation, all of those items listed in Schedule 2.1.2.

                   (b) All the real property leasehold interests of any Seller or any Heritage Subsidiary including, without limitation, leases and subleases of any land, easements and other real property leasehold interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon leased by any Seller or any Heritage Subsidiary in connection with the business and operations of the Stations ("Leased Property"), including, without limitation, all of those items listed in Schedule 2.1.2.

         2.1.3. TANGIBLE PERSONAL PROPERTY.

                   All of the furniture, fixtures, furnishings, machinery, computers, equipment, inventory, spare parts, supplies, office materials and other tangible property of every kind and description owned, leased or used by any Seller or any Heritage Subsidiary in connection with the business and operations of the Stations, together with any replacements thereof and additions thereto made before the Closing Date, and less any retirements or dispositions thereof made before the Closing Date in the Ordinary Course of Business, including, without limitation, those items which have a book value in excess of Five Thousand Dollars ($5,000), all of which as of the date of the Heritage Agreement are set forth and identified in Schedule 2.1.3.

         2.1.4. INTELLECTUAL PROPERTY.

                   All of the service marks, copyrights, franchises, trademarks, trade names, jingles, slogans, logotypes and other similar intangible assets maintained, owned, leased or used by any Seller or any Heritage Subsidiary in connection with the business and operations of the Stations (including any and all applications, registrations, extensions and renewals relating thereto) (the "Intellectual Property"), and all of the rights, benefits and privileges associated therewith including, without limitation, the right to use the call letters for the Stations.

         2.1.5. PROGRAM CONTRACTS.

                   The program licenses and contracts under which any Seller or Heritage Subsidiary is authorized to broadcast programs on the Stations (collectively the "Program Contracts") including, without limitation, (a) all program (cash and non-cash) licenses and contracts listed on Schedule 2.1.5, and
(b) any other such program contracts that are entered into between the date of this Agreement and the Closing Date in accordance with the terms of this Agreement.

         2.1.6. TRADE-OUT AGREEMENTS.

                   All contracts and agreements (excluding Program Contracts) pursuant to which any Seller or Heritage Subsidiary has sold, traded or bartered commercial air time on the Stations in consideration for any property or services in lieu of or in addition to cash (collectively, the "Trade-out Agreements") including, without limitation, those set forth and identified in
Schedule 2.1.6.

         2.1.7. BROADCAST TIME SALES AGREEMENT.

                   All contracts and agreements pursuant to which any Seller or Heritage Subsidiary has sold commercial air time on the Stations for cash (collectively the "Time Sales Agreements").

         2.1.8. NETWORK AFFILIATION AGREEMENTS.

                   All network affiliation agreements or other contracts of the Stations with any television broadcast network (collectively, the "Network Agreements") including, without limitation, those listed on Schedule 2.1.8.

         2.1.9. OPERATING CONTRACTS.

                   All other operating contracts and agreements relating to the business or operations of the Stations, all material such contracts as of the date of the Heritage Agreement being listed on Schedule 2.1.9 (including, without limitation, any LMA, all employment agreements and talent contracts, all leases and subleases relating to the Leased Property, all agreements relating to any motor vehicles, and all national and local advertising representation agreements for the Stations), together with all contracts and agreements that are entered into between the date of the Heritage Agreement and the Closing Date in accordance with the terms of this Agreement (collectively, the "Operating Contracts" and together with the Program Contracts, Trade-out Agreements, Time Sales Agreements and the Network Agreements, the "Station Contracts").

         2.1.10. VEHICLES.

                   All automotive equipment and motor vehicles maintained, owned, leased or otherwise used by any Seller or any Heritage Subsidiary in connection with the business and operations of the Stations, including, without limitation, those set forth and described in Schedule 2.1.10.

         2.1.11. FILES AND RECORDS.

                   All engineering, business and other books, papers, logs, files and records pertaining to the business and operations of the Stations, but not the organizational documents and records described in Section 2.2.7.

         2.1.12. AUXILIARY FACILITIES.

                   All translators, earth stations, and other auxiliary facilities, and all applications therefor owned, leased or otherwise used or useful by any Seller or any Heritage Subsidiary in connection with the business and operations of the Stations.

         2.1.13. PERMITS AND LICENSES.

                   All permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any court or Governmental Authority (other than the FCC) in any jurisdiction, which have been issued or granted to or are owned or used or useful by any Seller or any Heritage Subsidiary in connection with the business and operations of the Stations and all pending applications therefor.

         2.1.14. GOODWILL.

                   The business of the Stations as a "going concern", customer relationships and goodwill.

         2.1.15. OTHER ASSETS.

                   All other real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, acquired by Sellers pursuant to the Heritage Agreement that are owned, leased, used or useful in connection with the business and operations of the Stations.


     2.2. EXCLUDED ASSETS.

         Notwithstanding anything to the contrary in this Agreement, there shall be excluded from the Assets and retained by Sellers, to the extent in existence as of the Closing Date, the following assets (collectively, the "Excluded Assets").

         2.2.1. CASH.

                   All cash, cash equivalents or deposits held by Sellers, all interest payable in connection with any such cash, cash equivalents or deposits or short term investments, bank balances and rights in and to bank accounts, marketable and other securities of Sellers.

         2.2.2. ACCOUNTS RECEIVABLE.

                   All Accounts Receivable arising out of the business and operations of the Stations.

         2.2.3. PERSONAL PROPERTY DISPOSED OF.

                   All tangible personal property disposed of or consumed in the Ordinary Course of Business as permitted by this Agreement.

         2.2.4. INSURANCE.

                   All contracts of insurance and all insurance plans and the assets thereof.

         2.2.5. EMPLOYEE PLANS AND ASSETS.

                   All Plans, Benefit Arrangements (except for any Station Contracts, Proration Items or other matters which are specifically assumed by

Buyer pursuant to the terms hereof), Qualified Plans and Welfare Plans and the assets thereof.

         2.2.6. RIGHT TO TAX REFUNDS.

                   Any and all claims of Sellers with respect to any Tax refunds.

         2.2.7. CERTAIN BOOKS AND RECORDS.

                   All of each Seller's (a) organizational documents, corporate books and records (including minute books and stock ledgers and records), and originals of account books of original entry, (b) duplicated copies of any books, records, accounts, checks, payment records, Tax records (including payroll, unemployment, real estate and other Tax records) and other similar books, records and information relating to such Seller's operation of the business of the Stations prior to the Closing Date, (c) records prepared by or on behalf of such Seller in connection with the sale of the Stations, and (d) records and documents relating to any Excluded Assets.

         2.2.8. THIRD-PARTY CLAIMS.

                   All rights and claims of Sellers whether mature, contingent or otherwise, against third parties relating to the Assets or the Stations, whether in tort, contract, or otherwise.

         2.2.9. RIGHTS UNDER THIS AGREEMENT AND THE HERITAGE AGREEMENT.

                   All rights of Sellers under or pursuant to this Agreement and the Heritage Agreement or any other rights in favor of Sellers pursuant to the other agreements contemplated hereby or thereby.

         2.2.10. NAMES.

                   All rights to the names "Sinclair Broadcasting", "Heritage Broadcasting" and "Heritage Media" and any logo or variation thereof and the goodwill associated therewith.

         2.2.11. DEPOSIT AND PREPAID EXPENSES.

                   All deposits and prepaid expenses of Sellers, provided, however, any deposit and prepaid expenses shall be included in the Assets conveyed pursuant hereto to the extent that any Seller receives a credit therefor in the calculation of the Proration Amount pursuant to Section 2.6.

         2.2.12. WFFF LICENSES.

                   All licenses, permits and other authorizations issued by the FCC for the operation of WFFF (all of such licenses, permits and authorizations being issued to Champlain Valley Telecasting).

         2.2.13. MISCELLANEOUS EXCLUDED ASSETS.

                   The assets listed and identified on Schedule 2.2.13.


     2.3. ESCROW DEPOSIT.

         For and in partial consideration of the execution and delivery of this Agreement, simultaneously with the execution and delivery of this Agreement, Buyer is depositing in escrow with the Deposit Escrow Agent an original, irrevocable letter of credit (the "Letter of Credit") issued for the benefit of Sellers and the Deposit Escrow Agent by The Chase Manhattan Bank for an amount equal to SEVEN MILLION TWO HUNDRED THOUSAND DOLLARS ($7,200,000) (the "Deposit"), such Letter of Credit to be held in accordance with the terms and conditions of the Deposit Escrow Agreement. Buyer and Sellers shall cause the Letter of Credit to be returned to Buyer on the Transfer Date.


     2.4. PURCHASE PRICE.

         For and in consideration of the conveyances and assignments of the Assets described herein and in addition to the assumption of Liabilities as set forth in Section 2.8, Buyer agrees to pay to Sellers, and Sellers agree to accept from Buyer, an amount equal to SEVENTY TWO MILLION DOLLARS ($72,000,000) (the "Base Purchase Price"), plus or minus (as the case may be) the Proration Amount (collectively, the "Purchase Price").


     2.5. PAYMENT OF PURCHASE PRICE.

         2.5.1. At the Non-License Transfer pursuant to Section 11.2, Buyer shall pay to Sellers by wire transfer of immediately available funds to an account which will be identified by Sellers not less than two (2) days prior to the Non-License Transfer Date, an amount equal to SEVENTY MILLION DOLLARS ($70,000,000) of the Base Purchase Price (plus or minus, as the case may be, the Proration Amount).

         2.5.2. The Purchase Price (less any amounts paid to Sellers at a Non-License Transfer) shall be payable to Sellers at the Closing by wire transfer of immediately available federal funds to an account which will be identified by Sellers not less than two (2) days prior to the Closing Date.


     2.6. PRORATION AMOUNT.

         2.6.1. At least five (5) days prior to the Transfer Date, Sellers shall make a good faith estimate of the adjustments to the Base Purchase Price customary in television broadcast station transactions for Proration Items (the "Proration Amount") to reflect that all Proration Items of the Stations shall be apportioned between Buyer and Sellers in accordance with the principle that Sellers shall receive the benefit of all revenues, refunds, deposits (other than deposits for Program Contracts which shall be prorated based on the percentage of the term that the film or program was aired on the Stations before the Transfer Date and the percentage available to be aired on and after the Transfer
Date) and prepaid expenses, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the businesses or operations of the Stations for the period prior to the Transfer Date, and Buyer shall receive the benefit of all revenues, refunds, deposits and prepaid expenses, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the businesses or operations of the Stations from and after the Transfer Date; provided, however, that there shall be no adjustment or proration for any negative or positive net trade balance except to the extent that the negative trade balance (i.e., the amount by which the value of goods or services to be received is less than the value of any advertising time remaining to be run) for any Station exceeds Fifty Thousand Dollars ($50,000) as of the Transfer Date; provided, further, that if there shall be a Non-License Transfer, then prorations and adjustments for Proration Items related to the License Assets shall be made pursuant to this Section 2.6 as of the Closing Date. Determinations pursuant to this Section 2.6.1 shall be made in accordance with generally accepted accounting principles consistently applied for the period prior to the Non-License Transfer Date or the Closing Date, as applicable.

         2.6.2 Within ninety (90) days after the Transfer Date, Buyer shall deliver to Sellers in writing and in reasonable detail a good faith final determination of the Proration Amount determined as of the Transfer Date under
Section 2.6.1 ("Final Proration Amount"). Sellers shall assist Buyer in making such determination, and Buyer shall provide Sellers with reasonable access to the properties, books and records relating to the Stations for the purpose of determining the Final Proration Amount. Sellers shall have the right to review the computations and workpapers used in connection with Buyer's preparation of the Final Proration Amount. If Sellers disagree with the amount of the Final Proration Amount determined by Buyer, Sellers shall so notify Buyer in writing within thirty (30) days after the date of receipt of Buyer's Final Proration Amount, specifying in detail any point of disagreement; provided, however, that if Sellers fail to notify

Buyer in writing of Sellers' disagreement within such thirty (30) day period, Buyer's determination of the Final Proration Amount shall be final, conclusive and binding on Sellers and Buyer. After the receipt of any notice of disagreement, Buyer and Sellers shall negotiate in good faith to resolve any disagreements regarding the Final Proration Amount. If any such disagreement cannot be resolved by Sellers and Buyer within thirty (30) days after Buyer has received notice from Sellers of the existence of such disagreement, Buyer and Sellers shall jointly select a nationally recognized independent public accounting firm (the "Accounting Firm"), to review Buyer's determination of the Final Proration Amount and to resolve as soon as possible all points of disagreement raised by Sellers. All determinations made by the Accounting Firm with respect to the Final Proration Amount shall be final, conclusive and binding on Buyer and Sellers. The fees and expenses of the Accounting Firm incurred in connection with any such determination shall be shared one-half by Buyer and one-half by Sellers.

                   If the Final Proration Amount is such that Buyer's payment of the Proration Amount was an underpayment to Sellers, then Buyer shall pay such underpayment amount to Sellers in cash, within two (2) business days following the final determination of the Final Proration Amount. If the Final Proration Amount is such that Buyer's payment of the Proration Amount was an overpayment to Sellers, then Sellers shall pay such overpayment amount to Buyer in cash within two (2) business days following the final determination of the Final Proration Amount. Any amounts paid pursuant to this Section 2.6.2 shall be by wire transfer of immediately available funds for credit to the recipient at a bank account identified by such recipient in writing.

                   Buyer and Sellers agree that prior to the date of the final determination of the Final Proration A mount pursuant to this Section 2.6.2 (by the Accounting Firm or otherwise), neither party will destroy any records pertaining to, or necessary for, the final determination of the Final Proration Amount.

                   Each Seller hereby appoints Sinclair as its attorney-in-fact with power and authority to act for and on behalf of each Seller in connection with all matters arising under this Section 2.6. Buyer shall be entitled to rely on such appointment and treat Sinclair as the duly appointed attorney-in-fact of each Seller.


     2.7. ALLOCATION OF BASE PURCHASE PRICE.

         Each party hereto represents, warrants, covenants and agrees with each other party hereto that the Base Purchase Price shall be allocated among the classes of Assets for each Station as agreed by the parties within sixty (60) days after the date hereof; provided, however, that if the parties are unable to agree on such allocation within such sixty (60) day period, each party shall have the right to allocate the classes of Assets for each Station based upon its own determination. The parties agree, pursuant to Section 1060 of the Code, that the Base Purchase Price shall be allocated in accordance with this Section 2.7, and that all Tax returns and reports shall be filed consistent with such allocation. The parties acknowledge and agree that the payment of the Purchase Price as contemplated herein does not reflect the allocation among the classes of Assets for each Station as determined pursuant to this Section 2.7. Notwithstanding any other provision of this Agreement, the provisions of this Section 2.7 shall survive the Closing Date without limitation.


     2.8. ASSUMPTION OF LIABILITIES.

         2.8.1. At the Non-License Transfer, Buyer shall assume, pay, perform, discharge and indemnify and hold Sellers harmless from and against (a) all Liabilities arising out of events occurring on or after the Non-License Transfer Date related to the businesses or operations of the Stations by Buyer or Buyer's ownership of the Non-License Assets, (b) all Liabilities arising on or after the Non-License Transfer Date under the Station Contracts (including, without limitation, Trade-out Agreements) pursuant to their terms (except for Liabilities for any breaches thereunder by any Seller occurring prior to the Non-License Transfer Date), (c) all Liabilities for which there is a downward adjustment to the Base Purchase Price in connection with the calculation of the Proration Amount, and (d) all Liabilities to employees of the Stations to be assumed by Buyer in accordance with Section 8.4 hereof.

         2.8.2. To the extent not assumed by Buyer at the Non-License Transfer, at the Closing, Buyer shall assume, pay, perform, discharge and indemnify and hold Sellers harmless from and against (a) all Liabilities arising out of events occurring on or after the Closing Date related to the businesses or operations of the Stations or Buyer's ownership of the Assets, (b) all Liabilities arising out of events occurring on or after the Closing Date with respect to the FCC Licenses, (c) all Liabilities arising on or after the Closing Date under the Station Contracts (including, without limitation, Trade-out Agreements) pursuant to their terms (except for Liabilities for any breaches thereunder by any Seller occurring prior to the Closing Date), (d) all Liabilities for which there is a downward adjustment to the Base Purchase Price in connection with the calculation of the Proration Amount, and (e) all Liabilities to employees of the Stations to be assumed by Buyer in accordance with Section 8.4 hereof.

         2.8.3.  Except  for the  Assumed  Liabilities,  Buyer  assumes no other
Liabilities of any kind or description including, without limitation, any obligations under or pursuant to the Heritage Agreement.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES BY SELLERS

         Each Seller, jointly and severally with the other Sellers, represents and warrants to Buyer as follows:


     3.1. ORGANIZATION AND STANDING.

         Each Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and will at Closing be duly qualified to do business and is in good standing in any jurisdiction where such qualification is necessary in order to consummate the transactions contemplated under this Agreement, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Prior to the Transfer Date, each Seller will have the corporate power and authority to own, lease and otherwise to hold and operate such Seller's Assets, and to carry on the business of the Stations as now conducted. Each Seller has the corporate power and authority to enter into and perform the terms of this Agreement, the other Seller Documents and the transactions contemplated hereby and thereby.


     3.2. AUTHORIZATION.

         The execution, delivery and performance of this Agreement and of the other Seller Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement and the Deposit Escrow Agreement constitute, and upon execution and delivery each other Seller Document to which it is a party will constitute, valid and binding agreements and obligations of each Seller, enforceable against it in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


     3.3. COMPLIANCE WITH LAWS.

         To the knowledge of Sellers and the Heritage Subsidiaries, Sellers and the Heritage Subsidiaries are in material compliance with all Laws applicable to the Assets and to the business and operations of the Stations. The Heritage Subsidiaries have obtained and hold (and Sellers will obtain and hold prior to the Transfer Date) all material permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all

Governmental Authorities necessary in order to conduct the operations of the Stations as presently conducted.


     3.4. CONSENTS AND APPROVALS; NO CONFLICTS.

         3.4.1. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein by Sellers, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or Governmental Authority, except as follows: (a) filings required under Hart-Scott-Rodino, (b) consents to the assignment of the FCC Licenses to Buyer by the FCC, (c) filings, if any, with respect to real estate transfer taxes, (d) filings with the Securities and Exchange Commission, and (e) certain of the Station Contracts may be assigned only with the consent of third parties, as specified in Schedule 3.4.

         3.4.2. Assuming all consents, approvals, authorizations and other actions described in Section 3.4.1 have been obtained and all filings and notifications described in Section 3.4.1 have been made, the execution, delivery and performance of this Agreement and the other Seller Documents by each Seller do not and will not (a) conflict with or violate in any material respect any Law applicable to such Seller, the Assets or Stations or by which any of the Assets or Stations is subject or affected, (b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) of any Station Contract or other material agreement to which such Seller is a party or by which such Seller is bound or to which any of the Assets or Stations is subject or affected, (c) result in the creation of any Encumbrance upon the Assets, or (d) conflict with or violate the organizational documents of such Seller.


     3.5. FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

         3.5.1. Seller has provided to Buyer an unaudited balance sheet of the Stations as of December 31, 1997 (the "Balance Sheet"), and an unaudited statement of income and operating cash flows for the Stations for the twelve
(12) month period ending December 31, 1997. The financial statements referred to in this Section 3.5.1 (a) present fairly in all material respects the financial condition of the Stations as of the date and the results of operations and operating cash flows for the period indicated, and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that the financial statements referred to in this Section 3.5.1 do not contain all footnotes and cash flow information from investing and financing activities required under generally accepted accounting principles and are subject to customary year-end adjustments).

         3.5.2. There exist no Liabilities of the Stations relating to, or arising out of, the business or operations of the Stations, contingent or absolute, matured or unmatured, known or unknown, except (a) as reflected on the Balance Sheet and (b) for Liabilities that (i) were incurred after December 31, 1997 (the "Current Balance Sheet Date") in the Ordinary Course of Business, or
(ii) were not required to be reflected on the Balance Sheet in accordance with generally accepted accounting principles applied on a consistent basis.


     3.6. ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as set forth and described in Schedule 3.6, since the Current Balance Sheet Date, there has been no Material Adverse Effect. Since the Current Balance Sheet Date, the business of the Stations has been conducted in the Ordinary Course of Business, and neither any Seller nor any Heritage Subsidiary has (a) incurred any extraordinary loss of, or injury to, any of the Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty;
(b) incurred, or become subject to, any Liability, except current Liabilities incurred in the Ordinary Course of Business; (c) discharged or satisfied any Encumbrance or paid any Liability other than current Liabilities shown in the Balance Sheet, current Liabilities incurred since the Current Balance Sheet Date in the Ordinary Course of Business, and Liabilities (including, without limitation, partial and complete prepayments) arising under any credit or loan agreement between any Seller and its lenders; (d) mortgaged, pledged or
subjected  to  any   Encumbrance   any  of  the  Assets  (except  for  Permitted
Encumbrances); (e) made any material change in any method of accounting or accounting practice; (f) sold, leased, assigned or otherwise transferred any of the material Assets other than obsolete Assets which have been replaced by suitable replacements; (g) made any material increase in compensation or benefits payable to any employee other than in the Ordinary Course of Business; or (h) made any agreement to do any of the foregoing.


     3.7. ABSENCE OF LITIGATION.

         Except as set forth on Schedule 3.7, as of the date of the Heritage Agreement, there is no material or, to the knowledge of Sellers and the Heritage Subsidiaries, immaterial action, suit, investigation, claim, arbitration, litigation or similar proceeding, nor any order, decree or judgment pending or, to the knowledge of Sellers and the Heritage Subsidiaries, threatened against any Seller, any Heritage Subsidiary, the Assets or Stations before any Governmental Authority.

     3.8. ASSETS.

         Except for the Excluded Assets, the Assets include all of the assets or property used or useful in the businesses of the Stations as presently operated and all of the assets or property acquired by Sellers under the Heritage Agreement. Except for leased or licensed Assets, the Heritage Subsidiaries are (and Sellers will be prior to the Transfer Date) the owner of, and have (and Sellers will have prior to the Transfer Date) good title to, the Assets free and clear of any Encumbrances, except for Permitted Encumbrances (including, without limitation, those items set forth on Schedule 3.8). At the Non-License Transfer and the Closing, Buyer shall acquire good title to, and all right, title and interest in and to the Assets being transferred at the Non-License Transfer and the Closing, respectively, free and clear of all Encumbrances, except for the Permitted Encumbrances.


     3.9. FCC MATTERS.

         The Heritage Subsidiaries hold (and Sellers will hold prior to the Transfer Date) the FCC Licenses listed as held by the Heritage Subsidiaries on
Schedule 2.1.1. Such FCC Licenses constitute all of the licenses, permits and authorizations from the FCC which have been issued to the Heritage Subsidiaries or the Sellers that are required for the business and operations of the Stations. Except as set forth on Schedule 3.9, such FCC Licenses are valid and in full force and effect through the dates set forth on Schedule 2.1.1, unimpaired by any condition, other than as set forth in the FCC Licenses. Except as set forth on Schedule 3.9, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses, and, except for actions or proceedings affecting television broadcast stations generally, no application, complaint, action or proceeding is pending or, to the knowledge of Sellers and the Heritage Subsidiaries, threatened that may result in the (a) the revocation, modification, non-renewal or suspension of any of the FCC Licenses, or (b) the issuance of a cease-and-desist order. Except as set forth in Schedule 3.9, no Seller or Heritage Subsidiary has knowledge of any facts, conditions or events relating to any Seller, any Heritage Subsidiary or the Stations that would reasonably be expected to cause the FCC to revoke any FCC License or not to grant any pending applications for renewal of the FCC Licenses or to deny the assignment of the FCC Licenses to a qualified Buyer as provided for in this Agreement.


     3.10. REAL PROPERTY.

         3.10.1. The Heritage Subsidiaries have (and Sellers will have prior to the Transfer Date) good and marketable fee simple title to all fee estates included in the Real Property and good title to all other owned Real Property, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

         3.10.2. The Heritage Subsidiaries have (and Sellers will have prior to the Transfer Date) a valid leasehold interest in all Leased Property listed as leased by the Heritage Subsidiaries or Sellers in Schedule 2.1.2. Schedule 2.1.2 lists all leases and subleases pursuant to which any of the Leased Property is leased by the Heritage Subsidiaries and Sellers in connection with the business and operations of the Stations. The Heritage Subsidiaries are (and Sellers will be prior to the Transfer Date) the owner and holder of all the Leased Property purported to be granted by such leases and subleases. Each such lease and sublease is valid as to the lessee and sublessee thereunder and, to the knowledge of Sellers and the Heritage Subsidiaries, valid as to any other party thereto, and is in full force and effect and, to the knowledge of Sellers and the Heritage Subsidiaries, constitutes a legal and binding obligation of, and is legally enforceable against the lessee or sublessee thereunder and each other party thereto and grants the leasehold interest it purports to grant, including any rights to nondisturbance and peaceful and quiet enjoyment that may be contained therein. The lessees and sublessees are, and to the knowledge of Sellers and the Heritage Subsidiaries all other parties are, in compliance in all material respects with the provisions of such leases and subleases.

         3.10.3.  The Real Property and the Leased  Property  listed in Schedule
2.1.2 constitute all of the real property owned, leased or used by Sellers or the Heritage Subsidiaries in the business and operations of the Stations which is material to the business and operations of the Stations.

         3.10.4. No portion of the Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending or, to the knowledge of Sellers and the Heritage
Subsidiaries, threatened. To the knowledge of Sellers and the Heritage Subsidiaries and to the extent that such documents are in the possession of Sellers or a Heritage Subsidiary, Sellers have delivered to Buyer true, correct and complete copies of the following documents with respect to the Real Property and Leased Property: (a) deeds, by which the current owner has received a fee interest in any of the Real Property; (b) leases for all of the Leased Property;
(c) title insurance policies or commitments; (d) surveys; and (e) inspection reports or other instruments or reports, including, without limitation, any phase I or phase II environmental reports or other similar environmental reports, surveys or assessments (including any and all amendments and other modifications of such instruments).


     3.11. INTELLECTUAL PROPERTY.

         The Heritage Subsidiaries possess (and Sellers will possess prior to the Transfer Date) adequate rights, licenses and authority to use all Intellectual Property necessary to conduct the business of the Stations as presently conducted.

The  Heritage  Subsidiaries  have (and  Sellers  will have prior to the Transfer
Date) good title to all Intellectual Property that the Heritage Subsidiaries or Sellers own in connection with the business and operations of the Stations, free and clear of any Encumbrances, except for Permitted Encumbrances. No Heritage Subsidiary is (and no Seller will be as of the Transfer Date) obligated to pay any royalty or other fees to anyone with respect to the Intellectual Property. Neither Seller nor any Heritage Subsidiary has received any written notice to the effect that any service rendered by any Seller or any Heritage Subsidiary relating to the business of the Stations may infringe, or that any Seller or any Heritage Subsidiary is otherwise infringing, on any Intellectual Property right or other legally protectable right of another. No director, officer or employee of any Seller or any Heritage Subsidiary has any interest in any Intellectual Property.


     3.12. STATION CONTRACTS.

         Complete and correct copies of the Station Contracts set forth in Schedules 2.1.5, 2.1.6, 2.1.8 and 2.1.9 (which schedules, to Sellers' knowledge are and which have been represented to Sellers by the Heritage Subsidiaries making such representations to be, true and correct in all material respects) have been made available to Buyer and (a) each such material Station Contract and, to the knowledge of Sellers and the Heritage Subsidiaries, each such immaterial Station Contract, is in full force and effect and constitutes a legal, valid and binding obligation of the owner of the Station that is a party thereto, and, to the knowledge of Sellers and the Heritage Subsidiaries, of each other party thereto; (b) no owner of a Station is in breach or default in any material respect of the terms of any Station Contract; (c) none of the material rights of the owner of a Station under any such Station Contract will be subject to termination, nor will a default occur, as a result of the consummation of the transactions contemplated hereby, except to the extent that failure to obtain the prior consent to assignment thereof of any party thereto shall or could be interpreted to constitute a termination or modification of or a default under any such Station Contract; and (d) to the knowledge of Sellers and the Heritage Subsidiaries, no other party to any such Station Contract is in breach or default in any material respect of the terms thereunder.


     3.13. TAXES.

         The Heritage Subsidiaries have (or, in the case of returns becoming due after the date hereof and on or before the Transfer Date, the Heritage
Subsidiaries or Sellers will have prior to the Transfer Date) duly filed all material Seller Tax Returns required to be filed by them on or before the Transfer Date with respect to all material applicable Taxes. In the case of any Seller Tax Returns which receive an extension for their date of filing, such Seller Tax Returns will be considered due on, and not considered required to be filed before, the extended due date. To the knowledge of Sellers and the Heritage Subsidiaries, all Seller Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Transfer Date, will be) true and complete in all material respects. The Heritage Subsidiaries or Sellers have: (a) paid all Taxes due to any Governmental Authority as indicated on the Seller Tax Returns; or (b) established (or, in the case of amounts becoming due after the date hereof, prior to the Transfer Date will have established) adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes.

     3.14. EMPLOYEE BENEFIT PLANS.

         3.14.1. Schedule 3.14 lists all Plans and Benefit Arrangements (exclusive of severance arrangements and retention agreements) maintained by or contributed to for the benefit of the employees of the Stations (collectively, the "Benefit Plans"). Each Benefit Plan has been maintained in material compliance with its terms and with ERISA, the Code and other applicable Laws.

         3.14.2. Schedule 3.14 sets forth a list of all Qualified Plans maintained by or contributed to for the benefit of the employees of the Stations. All such Qualified Plans and any related trust agreements or annuity agreements (or any other funding document) have been maintained in material compliance with ERISA and the Code (including, without limitation, the requirements for tax qualification described in Section 401 thereof), other than any Multiemployer Plan. To the knowledge of Sellers and the Heritage Subsidiaries, any trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code.

         3.14.3. Schedule 3.14 lists all funded Welfare Plans that provide benefits to current or former employees of the Stations or their beneficiaries. To the knowledge of Sellers, the funding under each such Welfare Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. To the knowledge of Sellers and the Heritage Subsidiaries, no Seller Party is subject to taxation on the income of any such Welfare Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code.

         3.14.4. There are no post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the Stations.

         3.14.5. To the knowledge of Sellers and the Heritage Subsidiaries, except as set forth in Schedule 3.14, the Seller Parties have (a) filed or caused to be filed all returns and reports on the Plans that they are required to file and (b) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for the Seller Parties have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from any Seller Party or from any other person that are or could become an Encumbrance on any of the Assets or could otherwise adversely affect the businesses of the Stations or the Assets. To the knowledge of Sellers and the Heritage Subsidiaries, the Seller Parties have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations, and all of those amounts have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due. Sellers have furnished to Buyer true and complete copies of all documents setting forth the terms and funding of each Plan.

         3.14.6. Except as set forth in Schedule 3.14, neither any Seller Party nor any ERISA Affiliate has ever sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Plan subject to
Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan). Neither any Seller Party nor any ERISA Affiliate (since January 1, 1989) has terminated or withdrawn from or sought a funding waiver with respect to any plan subject to Title IV of ERISA, and no facts exist that could reasonably be expected to cause such actions in the future; no accumulated funding deficiency (as defined in Code Section 412), whether or not waived, exists with respect to any such plan; no reportable event (as defined in ERISA
Section 4043) has occurred with respect to any such plan (other than events for which reporting is waived); all costs of any such plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices, and the assets of each such plan, as of its last valuation date, exceeded its "Benefit Liabilities" (as defined in ERISA Section 4001(a)(16)); and, since the last valuation date for each such plan, no such plan has been amended or changed to increase the amounts of benefits thereunder and, to the knowledge of Sellers and the Heritage Subsidiaries, there has been no event that would reduce the excess of assets over benefit liabilities; and except as set forth in Schedule 3.14, neither any Seller Party nor any ERISA Affiliate has ever made or been obligated to make, or reimbursed or been obligated to reimburse another employer for, contributions to any Multiemployer Plan.

         3.14.7. No claims or lawsuits are pending or, to the knowledge of Sellers and the Heritage Subsidiaries, threatened by, against, or relating to any Benefit Plan. To the knowledge of Sellers and the Heritage Subsidiaries, the Benefit Plans are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity and no matters are pending with respect to any Qualified Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs.

         3.14.8. With respect to each Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for any of the Seller Parties.

         3.14.9. No Seller Party has any liability (whether actual, contingent, with respect to any of its Assets or otherwise) with respect to any employee benefit plan that is not a Benefit Plan (exclusive of severance arrangements and retention agreements) or with respect to any employee benefit plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate.

         3.14.10. All group health plans of the Seller Parties and the ERISA Affiliates covering any current or former employees of the Stations have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code, and the Seller Parties have provided, or will have provided before the Transfer Date, to individuals entitled thereto all required notices and coverage pursuant to Section 4980B with respect to any "qualifying event" (as defined therein) occurring before or on the Transfer Date.


     3.15. LABOR RELATIONS.

         Sellers have made available to Buyer a true and complete list of all employees of the Heritage Subsidiaries and Sellers engaged in the business or operations of the Stations as of the date set forth on the list, together with such employee's position, salary and date of hire. Schedule 3.15 lists all written employment contracts with any such employees and all written agreements, plans, arrangements, commitments and understandings pursuant to which any of the Seller Parties have severance obligations or retention obligations with respect to such employees. No labor union or other collective bargaining unit represents or, to the knowledge of Sellers and the Heritage Subsidiaries, claims to represent, any of the employees of the Stations. There are no strikes, work stoppages, grievance proceedings, union organization efforts, or other controversies pending between any Seller or any Heritage Subsidiary and any union or collective bargaining unit representing (or, to the knowledge of Sellers and the Heritage Subsidiaries, claiming to represent) any employees of the Stations. The Heritage Subsidiaries are (and Sellers will be as of the Transfer Date) in compliance with all Laws relating to the employment of employees of the Stations or the workplace of the Stations, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions, except for any noncompliance which would not have a Material Adverse Effect. There are no collective bargaining agreements relating to the Stations or the business and operations thereof.


     3.16. ENVIRONMENTAL MATTERS.

         3.16.1. Except as set forth in Schedule 3.16, to the knowledge of Sellers and the Heritage Subsidiaries (which knowledge is based on the items set forth on Schedule 3.16), the Heritage Subsidiaries are (and Sellers will be as of the Transfer Date) in material compliance with, and the Real Property and all improvements thereon are in material compliance with, all Environmental Laws.

         3.16.2. Except as set forth in Schedule 3.16, there are no pending or, to the knowledge of Sellers and the Heritage Subsidiaries, threatened actions, suits, claims, or other legal proceedings based on (and neither any Seller nor any of the Heritage Subsidiaries has received any written notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority arising out of or attributable to): (a) the current or past presence at any part of the Real Property of Hazardous Materials; (b) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials; (c) the off-site disposal of Hazardous Materials originating on or from the Real Property or the Assets or businesses of the Stations; (d) any facility operations or procedures of the Stations which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of the Real Property arising from activities of the Stations involving Hazardous Materials. To the knowledge of Sellers and the Heritage Subsidiaries, the Heritage Subsidiaries have been (and Sellers will have been prior to the Transfer Date) duly issued all material permits, licenses, certificates and approvals required under any Environmental Law.


     3.17. INSURANCE.

         Schedule 3.17 contains a true and complete list and brief summary of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Stations. All such policies: (a) are in full force and effect; (b) are sufficient for compliance in all material respects with all requirements of Law and of all material agreements to which any Station owner is a party; and (c) to the knowledge of Sellers and the Heritage Subsidiaries, are valid, outstanding, and enforceable policies and the policy holder is not in default in any material respect thereunder.


     3.18. REPORTS.

         All material returns, reports and statements that the Stations are currently required to file with the FCC or any governmental agency have been timely filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with by Sellers and the Heritage Subsidiaries in all material respects. All of such reports, returns and statements are complete and correct in all material respects as filed. To the knowledge of Sellers and the Heritage Subsidiaries, all documents required by the FCC to be deposited by the owners of the Stations in their public files (as defined in the rules and regulations of the FCC) during the period of operation of the Stations by the Heritage Subsidiaries and Sellers have been deposited therein.


                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES BY BUYER

         Buyer represents, warrants and covenants to Sellers as follows:


     4.1. ORGANIZATION AND STANDING.

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and by the Transfer Date will be duly qualified to do business as a foreign corporation in the State of New York and the State of Vermont. Buyer has the full corporate power and corporate authority to enter into and perform the terms of this Agreement and the other Buyer Documents and to carry out the transactions contemplated hereby and thereby.


     4.2. AUTHORIZATION.

         The execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary actions of Buyer (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement and the Deposit Escrow Agreement constitute, and upon execution and delivery each such other Buyer Document will constitute, a valid and binding agreement and obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.


     4.3. CONSENTS AND APPROVALS; NO CONFLICTS.

         4.3.1. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein by Buyer, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or Governmental Authority, except as follows: (a) filings required under Hart-Scott-Rodino, (b) approvals of the assignment of the FCC Licenses to Buyer by the FCC, (c) filings, if any, with respect to real estate transfer taxes and (d) filings with the Securities and Exchange Commission.

         4.3.2. Assuming all consents, approvals, authorizations and other actions described in Section 4.3.1 have been obtained and all filings and notifications described in Section 4.3.1 have been made, the execution, delivery and performance of this Agreement and the other Buyer Documents by Buyer do not and will not (a) conflict with or violate any material Law applicable to Buyer,
(b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) of any material contract or material agreement to which Buyer is a party or by which Buyer is bound, or (c) conflict with or violate the organizational documents of Buyer.


     4.4. AVAILABILITY OF FUNDS.

         Buyer will have available on the Non-License Transfer Date and the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.


     4.5. QUALIFICATION OF BUYER.

         4.5.1. Except as disclosed in Schedule 4.5.1, Buyer is, and pending Closing will remain legally, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire and operate the Stations. There are no facts or proceedings which would reasonably be expected to disqualify Buyer under the Communications Act or otherwise from acquiring or operating any of the Stations or would cause the FCC not to approve the assignment of the FCC Licenses to Buyer. Except as disclosed in Schedule 4.5.1, Buyer has no knowledge of any fact or circumstance relating to

Buyer or any of Buyer's Affiliates that would reasonably be expected to (a) cause the filing of any objection to the assignment of the FCC Licenses to Buyer, or (b) lead to a delay in the processing by the FCC of the applications for such assignment. Except for existing waivers pertaining to the Stations, no waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses to Buyer, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein.

         4.5.2. As of the date hereof and through the later to occur of the HSR Filing and the filing of the FCC Applications, except as set forth on Schedule 4.5.1, neither Buyer nor any Affiliate of Buyer (a) owns, controls or operates any television or radio station located in the Burlington DMA; (b) has any direct or indirect interest, including, without limitation, any equity, debt, security or any other financial interest, whether or not "attributable" (as defined in the rules and regulations of the FCC), or management interest, in (i) any television or radio station located in the Burlington DMA, or (ii) any applicant seeking to construct or acquire, by assignment of license or transfer of control, any such television or radio station (an "Applicant"); or (c) is a party to any TBA with a television or radio station located in the Burlington DMA, or with any Applicant. Buyer acknowledges and agrees that the representations set forth in this Section 4.5.2 shall take into account and include (a) the consummation of any proposed or pending acquisition (as of the date hereof and through the later to occur of the HSR Filing and the filing of the FCC Applications) of television or radio stations (including the acquisition of the Stations) by Buyer or any Affiliate of Buyer or any Applicant, and (b) any TBA or proposed or pending TBA (as of the date hereof and through the later to occur of the HSR Filing and the filing of the FCC Applications) to which Buyer or any Affiliate of Buyer is or may become a party.


     4.6. WARN ACT.

         Buyer is not planning or contemplating, and has not made or taken, any decisions or actions concerning the employees of the Stations after the Transfer Date that would require the service of notice under the Worker Adjustment and Retraining Act of 1988, as amended.


     4.7. NO OUTSIDE RELIANCE.

         Buyer has not relied and is not relying on any statement, representation or warranty not made in this Agreement, any Schedule hereto or any certificate to be delivered to Buyer at the Non-License Transfer or the Closing pursuant to this Agreement. Buyer is not relying on any projections or other predictions contained or referred to in materials (other than the Schedules) that have been or may hereafter be provided to Buyer or any of its Affiliates, agents or representatives, and Sellers make no representations or warranties with respect to any such projections or other predictions.


     4.8. INTERPRETATION OF CERTAIN PROVISIONS.

         Buyer has not relied and is not relying on the specification of any dollar amount in any representation or warranty made in this Agreement or any Schedule hereto to indicate that such amounts, or higher or lower amounts, are or are not material, and agrees not to assert in any dispute or controversy between the parties hereto that specification of such amounts indicates or is evidence as to whether or not any obligation, item or matter is or is not material for purposes of this Agreement and the transactions contemplated hereby.


                                   ARTICLE 5.
                               PRE-CLOSING FILINGS


     5.1. APPLICATIONS FOR FCC CONSENT.

         Within five (5) business days following the execution of this Agreement, Sellers and Buyer (or any permitted assignee of Buyer under Section 15.6.1) shall jointly file applications for the Stations with the FCC requesting consent to the assignment of the FCC Licenses for the Stations from Sellers to Buyer (the "FCC Applications"). Sellers and Buyer will diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to obtain promptly the requested consents and approvals of the FCC Applications by the FCC.


     5.2. HART-SCOTT-RODINO.

         Within five (5) business days following the execution of this Agreement, Sellers and Buyer shall complete any filing that may be required pursuant to Hart-Scott-Rodino (each an "HSR Filing"). Sellers and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to comply with, the requirements of Hart-Scott-Rodino.


     5.3. NON-REQUIRED ACTIONS.

         Neither Buyer nor any Seller shall have any obligation to take any steps pursuant to Section 5.1 or Section 5.2 which would be reasonably expected to result in the incurrence of a material cost or other liability or which would require the divestiture of any business or assets of any party hereto or any Affiliate thereof.


                                   ARTICLE 6.
                       COVENANTS AND AGREEMENTS OF SELLERS

         Each Seller covenants and agrees with Buyer as follows:


     6.1. NEGATIVE COVENANTS.

         Pending and prior to the Non-License Transfer and the Closing, such Seller will not, and will use its commercially reasonable efforts to enforce such rights under the Heritage Agreement to cause the Heritage Subsidiaries not to, without the prior written consent of Buyer (which consent will not be unreasonably withheld, delayed or conditioned, except in the case of matters referred to in Sections 6.1.6(b), 6.1.7, 6.1.9 and 6.1.11, with respect to which Buyer's consent may be withheld in its sole and absolute discretion), do or agree to do any of the following insofar as such actions (or failure to act) relate to the Stations:

         6.1.1. DISPOSITIONS; MERGERS.

                   Sell, assign, lease or otherwise transfer or dispose of any of the Assets other than at substantially fair market value and in the Ordinary Course of Business; or merge or consolidate with or into any other entity or enter into any contracts or agreements relating thereto.

         6.1.2. ACCOUNTING PRINCIPLES AND PRACTICES.

                   Change or modify any accounting principles or practices or any method of applying such principles or practices.

         6.1.3. TRADE-OUT AGREEMENTS.

                   Enter into or renew any Trade-out Agreement that would be binding on Buyer after the Non-License Transfer Date or the Closing Date, except in the Ordinary Course of Business and which requires the provision of broadcast time having a value of less than (a) Twenty-Five Thousand Dollars ($25,000) individually, and (b) together with existing Trade-out Agreements still in effect as of the Non-License Transfer Date or the Closing Date, as the case may be, Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate as of the Non-License Transfer Date or the Closing Date, as the case may be.

         6.1.4. BROADCAST TIME SALES AGREEMENTS.

                   Enter into or renew any Time Sales Agreement except in the Ordinary Course of Business and which are for cash at prevailing rates for a term not exceeding twelve (12) months.

         6.1.5. NETWORK AFFILIATION AGREEMENTS AND LMAS.

                   Except for the TBA Agreement, acquire or enter into or renew any LMA or network affiliation agreement.

         6.1.6. ADDITIONAL AGREEMENTS.

                   (a) Acquire or enter into any new Station Contracts not referred to in Sections 6.1.3, 6.1.4 or 6.1.5 above, or renew, extend, amend, alter, modify or otherwise change any existing Station Contract, except in the Ordinary Course of Business (collectively, "Additional Agreements"); provided, however, such Seller shall not, and shall use its commercially reasonably efforts to cause each Seller Party not to, enter into (a) any Program Contract for any Station which will be binding on Buyer after the Non-License Transfer Date or the Closing Date, or (b) any other Station Contract requiring payments by a Seller Party under each Station Contract in excess of Fifty Thousand Dollars ($50,000). For purposes of clause (a) above, each Seller acknowledges that it shall not be unreasonable for Buyer to withhold its consent to approve of any Program Contract where Buyer, acting in good faith, has reason to conclude that it can acquire such programming on better terms.

                   (b) From and after the Sellers' acquisition of the Stations from the Heritage Subsidiaries, Sellers shall not, without the prior written consent of Buyer, acquire or enter into any new Station Contract or renew, extend, amend, alter, modify or otherwise change any existing Station Contract, which in any case requires payments by a Seller Party under any such Station Contract in excess of Twenty-Five Thousand Dollars ($25,000).

         6.1.7. BREACHES.

                   Do or omit to do any act which will cause a material breach of any Station Contract.

         6.1.8. EMPLOYEE MATTERS.

                   Enter into or become subject to any employment, labor, union, or professional service contract not terminable at will, or any bonus, pension, insurance, profit sharing, incentive, deferred compensation, severance pay, retirement, hospitalization, employee benefit, or other similar plan; or increase the compensation payable or to become payable to any employee, or pay or arrange to pay any bonus payment to any employee, except in the Ordinary Course of Business.

         6.1.9. ACTIONS AFFECTING FCC LICENSES.

                   Take  any  action  which  may   jeopardize  the  validity  or
enforceability of or rights under the FCC Licenses.

         6.1.10. PROGRAMMING.

                   Program or broadcast any Program Contract or syndicated program, except in the Ordinary Course of Business.

         6.1.11. ENCUMBRANCES.

                   Create, assume or permit to exist any Encumbrances upon any of the Assets except for Permitted Encumbrances and Encumbrances that will be discharged prior to or on the Transfer Date.

         6.1.12. TRANSACTIONS WITH AFFILIATES.

                   Enter into any transaction with any Affiliate of a Seller Party that will be binding upon Buyer, the Assets or any Station on or after the Non-License Transfer Date or the Closing Date, except for transactions not otherwise prohibited by this Section 6.1 and transactions between and among Stations operating in the same DMA in the Ordinary Course of Business, in each case on arm's length terms.


     6.2. AFFIRMATIVE COVENANTS.

         Pending and prior to the Non-License Transfer and the Closing, each Seller will, and will use its commercially reasonable efforts to enforce such rights under the Heritage Agreement to cause the Heritage Subsidiaries to take the following actions insofar as such actions relate to the Stations:

         6.2.1. PRESERVE EXISTENCE.

                   Preserve its corporate existence and business organization intact, maintain its existing franchises and licenses, use commercially reasonable efforts to preserve for Buyer the relationships of the Stations with suppliers, customers, employees and others with whom the Stations have business relationships, and keep all of the Assets substantially in their present condition, ordinary wear and tear excepted.

         6.2.2. NORMAL OPERATIONS.

                   Subject to the terms and conditions of this Agreement (including, without limitation, Section 6.1) and the TBA Agreement, (a) carry on the businesses and activities of the Stations, including without limitation, promotional activities, the sale of advertising time, entering into other contracts and agreements, or purchasing and scheduling of programming, in the Ordinary Course of Business; (b) pay or otherwise satisfy all obligations (cash and barter) of the Stations in the Ordinary Course of Business; provided, however, each Seller shall cause to be brought current as of the Transfer Date all payments that are due and payable under Program Contracts as originally contracted; (c) maintain books of account, records, and files with respect to the business and operations of the Stations in substantially the same manner as heretofore; and (d) maintain the Assets in customary repair, maintenance and condition, except to the extent of normal wear and tear, and repair or replace, consistently with the Ordinary Course of Business, any Asset that may be damaged or destroyed; notwithstanding the foregoing, Buyer acknowledges that no Seller shall be obligated to spend any funds on capital expenditures after the date hereof, except for the repair or replacement of Assets that may be damaged or destroyed.

         6.2.3. MAINTAIN FCC LICENSES.

                   Maintain the validity of the FCC Licenses, and comply in all material respects with all requirements of the FCC Licenses and the rules and regulations of the FCC.

         6.2.4. NETWORK AFFILIATION.

                   Use commercially reasonable efforts to maintain in full force and effect the present network affiliation agreements for the Stations (and any and all modifications and renewals thereof).

         6.2.5. STATION CONTRACTS.

                   Pay and perform obligations in the Ordinary Course of Business under the Station Contracts and under any Additional Agreements that shall be entered into pursuant to Section 6.1.6, in accordance with the respective terms and conditions of such Station Contracts and in accordance with the TBA Agreement.

         6.2.6. TAXES.

                   Pay or discharge all Taxes when due and payable.

         6.2.7. ACCESS.

                   Subject to the cooperation of the Trustee and the Heritage Subsidiaries, cause to be afforded to representatives of Buyer reasonable access during normal business hours to offices, properties, assets, books and records, contracts and reports of the Stations, as Buyer shall from time to time reasonably request; provided, however, that (a) such investigation shall only be upon reasonable notice and shall not unreasonably disrupt the personnel or operations of any Seller Party or the Stations, and (b) under no circumstances shall any Seller Party be required to provide access to Buyer or any representative of Buyer (i) any information or materials subject to confidentiality agreements with third parties required to be kept confidential by applicable Laws, or (ii) any privileged attorney-client communications or attorney work product. All requests for access to the offices, properties, assets, books and records, contracts and reports of the Stations shall be made to such representatives as Sellers shall designate in writing, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. Buyer acknowledges and agrees that neither Buyer nor its representatives shall contact any of the employees, customers, suppliers, partners, or other associates or Affiliates of any Seller Party or the Stations, in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of such representatives of Sellers. Subject to and in accordance with the terms of this Section 6.2.7, each Seller shall, and shall use its commercially reasonable efforts to enforce such rights under the Heritage Agreement to cause each other Seller Party to, cooperate in all reasonable respects with Buyer's request to conduct an audit of any financial information of the Stations as Buyer may reasonably determine is necessary to satisfy any public company reporting requirements pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 including, without limitation,
(a) using commercially reasonable efforts to obtain the consent of auditors to permit Buyer, any Affiliate of Buyer and their respective auditors to have access to such auditors' work papers, and (b) consenting to such access by Buyer. Under no circumstance shall the preparation of any financial statements pursuant to such audit: (a) require any Seller Party to change or modify any accounting policy, (b) cause any unreasonable disruption in the business or operations of any Station, or (c) cause any delay that is more than de minimis in any internal reporting requirements of any Seller Party. All costs and expenses incurred in connection with the preparation of (and assimilation of relevant information for) any such financial statements shall be paid by Buyer.

         6.2.8. INSURANCE.

                   Maintain in full force and effect all of its existing casualty, liability, and other insurance in amounts not less than those in effect on the date hereof.

         6.2.9. FINANCIAL STATEMENTS.

                   Prior to Sellers' acquisition of the Stations from the Heritage Subsidiaries, provide Buyer with, to the extent received by Seller in connection with the Heritage Agreement (a) unaudited monthly statements of assets and liabilities relating to the business and operations of the Stations, and monthly statements of revenues and expenses reflecting the results of business and operations of the Stations for January 1998 and for each month thereafter, within thirty (30) days after the end of each such month, and (b) weekly sales pacing reports for the Stations and copies of any financial statements. After Sellers' acquisition of the Stations from the Heritage Subsidiaries and prior to the Transfer Date, provide Buyer with (a) unaudited monthly statements of assets and liabilities relating to the business and operations of the Stations, and monthly statements of revenues and expenses reflecting the results of business and operations of the Stations for the month following the month such financial statements were last provided and for each month thereafter, within thirty (30) days after the end of each such month, and
(b) weekly sales pacing reports for the Stations and copies of any financial statements.

         6.2.10. CONSENTS.

                   (a) Take all reasonable action required to obtain all consents, approvals and agreements of any third parties necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, including, without limitation, any consent of the parties to the Station Contracts designated as necessary in Schedule 3.4 in order to consummate the transactions contemplated hereby (collectively, the "Restricted Contracts"). Notwithstanding anything to the contrary set forth in this Agreement or otherwise, to the extent that the consent or approval of any third party is required under any Restricted Contract, such Seller shall only be required to use reasonable efforts (not involving the payment by such Seller of any money to any party to any such Restricted Contract, except to the extent required by
Section 6.2.10(b)) to obtain such consents and approvals, and in the event that such Seller fails to obtain any such consent or approval, Buyer shall have no right to terminate this Agreement.

                   (b) Notwithstanding anything to the contrary in clause (a) above, each Seller shall, and shall use its commercially reasonable efforts to enforce such rights under the Heritage Agreement to cause a Heritage Subsidiary to retain until such time as any required consents shall have been obtained by such Seller, all rights to and under any Station Contract which requires the consent of any other party thereto for assignment to Buyer if such consent has not been obtained on the Closing Date (the "Deferred Contract"). Until the assignment of the Deferred Contract, (i) each Seller shall continue to use all commercially reasonable efforts and Buyer shall cooperate with Sellers to obtain the consent and/or to remove any other impediments to such assignment, and (ii) Sellers and Buyer agree to cooperate in any lawful arrangement to provide (to the extent permitted without breach of such Deferred Contract) that Buyer shall receive the benefits of such interest after the Closing Date to the same extent as if it were the lessee thereunder; provided, however, if Buyer shall fail to receive such benefits after the Closing Date for any Leased Property that is a main transmitter tower site or a studio site for any Station (the "Designated Properties"), Sellers agree to make such payments as are necessary for Buyer to receive such benefits as long as the aggregate amount of all such payments does not exceed Two Hundred Thousand Dollars ($200,000) for all such Designated Properties under this Agreement. If, subsequent to the Closing, any Seller shall obtain required consents to assign any Deferred Contract, the Deferred Contract for which consent to assign has been obtained shall at that time be deemed to be conveyed, granted, bargained, sold, transferred, setover, assigned, released, delivered and confirmed to Buyer, without need of further action by any Seller or of future documentation.

         6.2.11. CORPORATE ACTION.

                   Take all corporate action (including, without limitation, all shareholder action), under the Law of any state having jurisdiction over such Seller necessary to effectuate the transactions contemplated by this Agreement and the other Seller Documents.

         6.2.12. ENVIRONMENTAL AUDIT.

                   Subject to the cooperation of the Trustee, permit Buyer and Buyer's agents, as soon as practical after the date hereof and upon Buyer's request therefor, access to the Real Property and the Leased Property for the purpose of conducting, at Buyer's expense, Phase I and Phase II environmental audits. Any such environmental audits shall be conducted by a reputable environmental investigatory firm of Buyer's choice subject to the reasonable approval of Sellers and in a manner as will not unreasonably interfere with the normal business and operations of any of the Stations.

         6.2.13. HERITAGE AGREEMENT.

                   Consummate the acquisition of the Assets in accordance with all of the provisions of the Heritage Agreement and use commercially reasonable efforts to pursue in a timely manner any claims relating to the Stations that Sellers may have under the Heritage Agreement.


     6.3. CONFIDENTIALITY.

         Each Seller shall, at all times, maintain strict confidentiality with respect to all documents and information furnished to such Seller by or on behalf of Buyer. Nothing shall be deemed to be confidential information that:
(a) is known to a Seller at the time of its disclosure to such Seller; (b) becomes publicly known or available to a Seller other than through disclosure by such Seller; (c) is received by a Seller from a third party not actually known by such Seller to be bound by a confidentiality agreement with or obligation to Buyer; or (d) is independently developed by a Seller. Notwithstanding the foregoing provisions of this Section 6.3, each Seller may disclose such confidential information (a) to the extent required or deemed advisable to comply with applicable Laws; (b) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, and agents with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information); (c) to the Heritage Subsidiaries and the Trustee, as necessary, with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information); and (d) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, each Seller will return to Buyer all documents and other material prepared or furnished by Buyer relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement.


     6.4. HERITAGE ACQUISITION.

         Upon receipt of a written notice by Sellers from Buyer that the Buyer is prepared to proceed with the Non-License Transfer hereunder simultaneously with (or immediately following) the acquisition of the Stations from the Heritage Subsidiaries, Sellers agree to acquire the Stations from the Heritage Subsidiaries as promptly as possible to the extent permitted under the Heritage Agreement. Notwithstanding the foregoing, nothing in the preceding sentence shall constitute a waiver by Buyer of any conditions precedent to Buyer's obligation to proceed with the Non-License Transfer.


                                   ARTICLE 7.
                        COVENANTS AND AGREEMENTS OF BUYER

         Buyer covenants and agrees with Sellers as follows:

     7.1. CONFIDENTIALITY.

         Buyer shall, at all times prior to the Non-License Transfer and the Closing, maintain strict confidentiality with respect to all documents and information furnished to Buyer by or on behalf of a Seller. Nothing shall be deemed to be confidential information that: (a) is known to Buyer at the time of its disclosure to Buyer; (b) becomes publicly known or available other than through disclosure by Buyer; (c) is received by Buyer from a third party not actually known by Buyer to be bound by a confidentiality agreement with or obligation to a Seller; or (d) is independently developed by Buyer. Notwithstanding the foregoing provisions of this Section 7.1, Buyer may disclose such confidential information (a) to the extent required or deemed advisable to comply with applicable Laws; (b) to its officers, directors, partners, employees, representatives, financial advisors, attorneys, accountants, agents, underwriters, lenders, investors and any other potential sources of financing with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information); and (c) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, Buyer will return to Sellers all documents and other material prepared or furnished by Sellers relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement.


     7.2. CORPORATE ACTION.

         Prior to the Non-License Transfer and the Closing, Buyer shall take all corporate action (including, without limitation, all shareholder action), under the Laws of any state having jurisdiction over Buyer necessary to effectuate the transactions contemplated by this Agreement and the other Buyer Documents.


     7.3. ACCESS.

         From and after the Transfer Date for a period of three (3) years, Buyer shall cause to be afforded to representatives of Sellers and the Heritage Subsidiaries reasonable access during normal business hours to the offices, books and records, contracts and reports of the Stations which relate to the operations of the Stations during the period during which the Stations were owned by the Sellers or the Heritage Subsidiaries, as Sellers or the Heritage Subsidiaries shall from time to time reasonably request; provided, however, that
(a) such investigation shall only be upon reasonable notice and shall not unreasonably disrupt the personnel or operations of Buyer or the Stations, and
(b) under no circumstances shall Buyer be required to provide access to any Seller, any Heritage Subsidiary or any representatives of any Seller or any Heritage Subsidiary (i) any information or materials subject to confidentiality agreements with third parties required to be kept confidential by applicable Laws, or (ii) any privileged attorney-client communications or attorney work product. All requests for access to the offices, books and records, contracts and reports of the Stations shall be made to such representatives as Buyer shall designate in writing, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. Buyer agrees not to dispose of any such books and records, contracts and reports of the Stations which relate to the operations of the Stations during the period during which the Stations were owned by Sellers or the Heritage Subsidiaries without consulting with Sellers prior to disposal thereof and taking any reasonable action requested by Sellers with respect to retention and transfer to Sellers thereof.


     7.4. COLLECTION OF RECEIVABLES.

         At the earlier of the Non-License Transfer or the Closing, Sellers shall assign the Accounts Receivable to Buyer for collection purposes only, and, within ten (10) business days after the Transfer Date, Seller shall furnish to Buyer a list of the Accounts Receivable by accounts and the amounts then owing. Buyer agrees, for a period of one hundred fifty (150) days following the Transfer Date, without any requirement to litigate to collect the Accounts Receivable, to use its reasonable efforts (with at least the care and diligence Buyer uses to collect its own accounts receivable) to collect for Sellers the Accounts Receivable and to remit to Sellers (or their designees) on the fifth day following the last day of each month occurring during such one hundred fifty
(150) day period (or, if any such day is a Saturday, Sunday or holiday, on the next day on which banking transactions are resumed), collections received by Buyer with respect to the Accounts Receivable. Buyer shall not make any referral or compromise of any Accounts Receivable to a collection agency or attorney for collection and shall not compromise for less than full value any Account Receivable without the prior written consent of Sellers. Any Account Receivable not collected by Buyer within one hundred fifty (150) days following the Closing Date shall revert to Sellers (or their designees). Buyer shall reassign, without recourse to Buyer, each Account Receivable and deliver to Sellers, all records relating thereto on the same day as it remits to Sellers (or their designees) the collections received. All payments in respect of the Accounts Receivable received during the one hundred fifty (150) day period shall be first applied to the oldest balance then due on the Accounts Receivable unless the account debtor indicates in writing that payment is to be applied otherwise due to a dispute over an Account Receivable. Buyer agrees, upon the reasonable request of Sellers, to furnish to Sellers periodic reports on the status of its Accounts Receivable. Buyer shall have no right to set-off any amounts collected for Accounts Receivable for any amounts owed to Buyer by Sellers; provided, however, that Buyer shall have the right to seek indemnification in accordance with the terms and conditions of this Agreement.

                                   ARTICLE 8.
                       MUTUAL COVENANTS AND UNDERSTANDINGS
                              OF SELLERS AND BUYER


     8.1. POSSESSION AND CONTROL.

         Between the date hereof and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the business and operations of the Stations, and such operation, including complete control and supervision of all programming, shall be the sole responsibility of the owners of the Stations, except as contemplated by the LMA Agreement after the Non-License Transfer. On and after the Closing Date, Sellers shall have no control over, or right to intervene, supervise, direct or participate in, the business and operations of the Stations.


     8.2. RISK OF LOSS.

         The risk of loss or damage by fire or other casualty or cause to the Assets until the Transfer Date shall be upon Sellers. Except as otherwise provided in Section 9.3, in the event of loss or damage prior to the Transfer Date with respect to which Sellers have adequate replacement cost insurance and which has not been restored, replaced, or repaired as of the Transfer Date, Buyer shall proceed with the Non-License Transfer or the Closing, as applicable, and receive at the Non-License Transfer or the Closing, as applicable, the insurance proceeds or an assignment of the right to receive such insurance proceeds, as applicable, to which Sellers otherwise would be entitled, whereupon Sellers shall have no further liability to Buyer for such loss or damage.


     8.3. PUBLIC ANNOUNCEMENTS.

         Sellers and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other parties hereto, which shall not be unreasonably withheld; provided, however, that a party may, without consulting with the other parties, issue such press release or make such public statement as may be required by Law or any listing agreement with a national securities exchange to which STC or Sinclair is a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

     8.4. EMPLOYEE MATTERS.

         8.4.1. Upon the earlier of the Non-License Transfer or the Closing, Buyer shall offer employment to each of the employees of the Stations (including those on leave of absence, whether short-term, long-term, family, maternity, disability, paid, unpaid or other), at a comparable salary, position and place of employment as held by each such employee immediately prior to the Transfer Date (such employees who are given such offers of employment and accept such offers are referred to herein as the "Transferred Employees"); provided, however, that the two (2) employees of the Stations designated in the TBA
Agreement shall continue as employees of Sellers and shall not become Transferred Employees hereunder until the Closing. Nothing in this Section 8.4.1 is intended to guarantee employment for any Transferred Employee for any length of time after the Transfer Date.

         8.4.2. Except as provided otherwise in this Section 8.4, Sellers shall pay, discharge and be responsible for (a) all salary and wages arising out of or relating to the employment of the employees of the Stations prior to the Transfer Date and (b) any employee benefits arising under the Benefit Plans of any Seller Party, any Heritage Subsidiary and their Affiliates during the period prior to the Transfer Date. From and after the Transfer Date, Buyer shall pay, discharge and be responsible for all salary, wages and benefits arising out of or relating to the employment of the Transferred Employees by Buyer on and after the Transfer Date. Buyer shall be responsible for all severance Liabilities, and all COBRA Liabilities for any Transferred Employees of the Stations terminated by Buyer on or after the Transfer Date, including, without limitation all Liabilities under the retention and severance agreements set forth on Schedule
8.4.8 (subject to the reimbursement obligations of Sellers set forth in Section 8.4.8).

         8.4.3. Buyer shall cause all Transferred Employees as of the Transfer Date to be eligible to participate in its "employee welfare benefit plans" and "employee pension benefit plans" (as defined in Section 3(1) and 3(2) of ERISA, respectively) of Buyer in which similarly situated employees of Buyer are generally eligible to participate; provided, however, that all Transferred Employees and their spouses and dependents shall be eligible for coverage immediately after the Transfer Date (and shall not be excluded from coverage on account of any pre-existing condition) to the extent provided under such plans with respect to Transferred Employees.

         8.4.4. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such plan for which a Transferred Employee may be eligible after the Transfer Date, Buyer shall ensure that, to the extent permitted by law, service by such Transferred Employee with any Seller, any Heritage Subsidiary or any Affiliate of

Sellers or the Heritage Subsidiaries shall be deemed to have been service with Buyer. In addition, Buyer shall ensure that each Transferred Employee receives credit under any welfare benefit plan of Buyer for any deductibles or co-payments paid by such Transferred Employee and his or her dependents for the current plan year under a plan maintained by any Seller, any Heritage Subsidiary or any Affiliate of Sellers or the Heritage Subsidiaries. Buyer shall grant credit to each Transferred Employee for all sick leave in accordance with the policies of Buyer applicable generally to its employees after giving effect to service for any Seller or any Heritage Subsidiary as service for Buyer. To the extent taken into account in determining the Final Proration Amount, Buyer shall assume and discharge Liabilities of Sellers for the payment of all unused vacation leave accrued by Transferred Employees as of the Transfer Date. To the extent any claim with respect to such accrued vacation leave is lodged against Sellers, with respect to any Transferred Employee, Buyer shall indemnify, defend and hold harmless Sellers from and against any and all losses, directly or indirectly, as a result of, or based upon or arising from the same.

         8.4.5. As soon as practicable following the Transfer Date, Buyer shall establish and maintain a defined contribution plan or plans (which may be a preexisting plan or plans (the "Buyer's Plan") intended to be qualified under
Section 401(a) and 401(k) of the Code for the benefit of the Transferred Employees. Effective as of the Transfer Date, Sellers shall, and shall use their commercially reasonable efforts to enforce such rights under the Heritage Agreement to cause the Heritage Subsidiaries to, cause appropriate amendments to be made to all retirement savings plans to which any Transferred Employees participate (the "Sellers' Plan") to provide that the Transferred Employees shall be fully vested in their accounts under the Sellers' Plan. As soon as practicable after the Transfer Date, Buyer shall take all necessary action to qualify the Buyer's Plan under the applicable provisions of the Code (including but not limited to Section 401), if it is not yet so qualified, and Buyer and Sellers shall make any and all filings and submissions to the appropriate governmental agencies required to be made by them in connection with the transfer of assets described hereafter. As soon as practicable following the earlier of the receipt of a favorable determination letter from the Internal Revenue Service regarding the qualified status of both the Sellers' Plan and the Buyer's Plan (each as amended to the date of transfer) or sooner, if Sellers and Buyer so agree, Sellers shall, and shall use their commercially reasonable efforts to enforce such rights under the Heritage Agreement to, cause the Heritage Subsidiaries to cause to be transferred to the Buyer's Plan, in cash and in kind, all of the individual account balances of Transferred Employees under the Sellers' Plan, including any outstanding plan participant loan receivables allocated to such accounts.

         8.4.6. Buyer acknowledges and agrees that Buyer's obligations pursuant to this Section 8.4 are in addition to, and not in limitation of, Buyer's obligation to assume the employment contracts set forth on Schedule 2.1.8.

         8.4.7. Except as otherwise provided in this Section 8.4 or in any employment, severance or retention agreements of any Transferred Employees, all Transferred Employees shall be at-will employees, and Buyer may terminate their employment or change their terms of employment at will. No employee (or beneficiary of any employee) of the Stations may sue to enforce the terms of this Agreement, including specifically this Section 8.4, and no employee or beneficiary shall be treated as a third party beneficiary of this Agreement. Except to the extent provided for herein, Buyer may cover the Transferred Employees under existing or new benefit plans, programs, and arrangements, and may amend or terminate any such plans, programs, or arrangements at any time.

         8.4.8. To the extent that Sellers receive any severance payments from the Heritage Subsidiaries in connection with the termination of employment by Sellers or Buyer of a general manager for the Stations in accordance with the terms of the Heritage Agreement, Sellers shall pay any such amounts received from the Heritage Subsidiaries to Buyer within five (5) days of receipt.


     8.5. DISCLOSURE SCHEDULES.

         Prior to Sellers' acquisition of the Stations from the Heritage Subsidiaries, Sellers shall have the right from time to time to update or correct Schedules 2.1.5, 2.1.6, 2.1.9, 2.1.10, 3.4 and 3.17 attached hereto solely to reflect actions by Sellers or the Heritage Subsidiaries after the date hereof which are not prohibited by Section 6.1 of the Heritage Agreement or this Agreement. From and after Sellers' acquisition of the Stations from the Heritage Subsidiaries and prior to the Transfer Date, Sellers shall have the obligation to update or correct Schedules 2.1.5, 2.1.6, 2.1.9, 2.1.10, 3.4 and 3.17 attached hereto solely to reflect actions by Sellers which are not prohibited by
Section 6.1 hereof. The inclusion of any fact or item on a Schedule referenced by a particular section in this Agreement shall, should the existence of the fact or item or its contents, be relevant to any other section, be deemed to be disclosed with respect to such other section whether or not an explicit cross-reference appears in the Schedules.


     8.6. BULK SALES LAWS.

         Buyer hereby waives compliance by Sellers, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk transfer laws.

     8.7. TAX MATTERS.

         Each party hereto represents, warrants, covenants and agrees that for tax purposes the sale of Assets (except for the License Assets) is not effective until the Transfer Date, and the sale of the License Assets is not effective until the Closing Date. Seller and Buyer agree that all Tax returns and reports shall be filed consistent with the sale of Assets taking place as aforesaid.


     8.8. PRESERVATION OF BOOKS AND RECORDS.

         For a period of three (3) years after the Closing Date, Sellers agree not to dispose of, and agree to provide Buyer reasonable access to, any material books or records in possession of Sellers immediately after the Transfer Date that relate to the business or operations of the Stations prior to the Transfer Date.


     8.9. TBA AGREEMENT.

         At the Non-License Transfer pursuant to Section 11.2, Buyer and Sellers shall enter into a time brokerage agreement for the Stations substantially in the form of Exhibit E hereto (the "TBA Agreement").


                                   ARTICLE 9.
                             CONDITIONS PRECEDENT TO
                              OBLIGATIONS OF BUYER

         The obligations of Buyer to purchase the Assets and to consummate the Non-License Transfer or proceed with the Closing, as applicable, are subject to the satisfaction (or waiver in writing by Buyer) at or prior to the Non-License Transfer or the Closing, as applicable, of each of the following conditions:


     9.1. CLOSING UNDER THE HERITAGE AGREEMENT.

         Sellers shall have acquired the Assets pursuant to the terms of the Heritage Agreement.


     9.2. REPRESENTATIONS AND COVENANTS.

         The representations and warranties of Sellers made in this Agreement shall be true and correct on and as of the Non-License Transfer Date or the Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of the Non-License Transfer Date or the Closing Date, as applicable (except as modified by the Schedules updated after the date hereof in accordance with Section 8.5 and except for representations and warranties that speak as of a specific date or time other than the Non-License Transfer Date or the Closing Date, as applicable (which need only be true and correct in all material respects as of such date or time)), and the covenants and agreements of Sellers required to be performed on or before the Non-License Transfer Date or the Closing Date, as applicable, in accordance with the terms of this Agreement shall have been performed in all respects, except to the extent that the failure of such representations and warranties to be true and correct and the failure to perform such covenants shall not have, when considered together, had a material adverse effect on any material FCC Licenses or on the broadcast transmissions of any Station (a "Transmission Defect"); provided, however, if a Transmission Defect exists as of the Non-License Transfer Date or the Closing Date, as applicable, then either or both of Sellers and Buyer shall be entitled, by written notice to the other, to postpone the Non-License Transfer Date or the Closing Date, as applicable, for a period of up to sixty (60) days to resume such Station's broadcast transmission.


     9.3. NO TRANSMISSION DEFECTS.

         There shall not exist any loss or damage at any of the Stations which has resulted in the regular broadcast transmission of such Station (including its effective radiated power) to be diminished in any material respect; provided, that if any such loss or damage does exist, then either or both of Sellers and Buyer shall be entitled, by written notice to the other, to postpone the Non-License Transfer Date or the Closing Date, as applicable, for a period of up to sixty (60) days to resume such Station's broadcast transmission.


     9.4. DELIVERY OF DOCUMENTS.

         Sellers shall have delivered to Buyer all contracts, agreements, instruments and documents required to be delivered by Sellers to Buyer pursuant to Section 11.4.


     9.5. FCC ORDER.

         The FCC Order shall have been issued with respect to each Station; provided, however, that there shall be no requirement that the FCC Order shall have been issued as of the Non-License Transfer Date.


     9.6. HART-SCOTT-RODINO.

         All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.

     9.7. LEGAL PROCEEDINGS.

         No injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement.


                                   ARTICLE 10.
                             CONDITIONS PRECEDENT TO
                              OBLIGATION OF SELLERS

         The obligations of Sellers to sell, transfer, convey and deliver the Assets and to consummate the Non-License Transfer or to proceed with the Closing, as applicable, are subject to the satisfaction (or waiver in writing by Sellers) at or prior to the Non-License Transfer or the Closing, as applicable, of each of the following conditions:


     10.1. CLOSING UNDER THE HERITAGE AGREEMENT.

         Sellers shall have acquired the Assets pursuant to the terms of the Heritage Agreement.


     10.2. REPRESENTATIONS AND COVENANTS.

         The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Non-License Transfer Date or the Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of the Non-License Transfer Date or the Closing Date, as applicable, (except for representations and warranties that speak as of a specific date or time other than the Non-License Transfer Date or the Closing Date, as applicable, (which need only be true and correct in all material respects as of such date or time)), and the covenants and agreements of Buyer required to be performed on or before the Non-License Transfer Date or the Closing Date, as applicable, in accordance with the terms of this Agreement shall have been performed in all material respects.


     10.3. DELIVERY BY BUYER.

         Buyer shall have delivered to Sellers the Purchase Price in accordance with Section 2.5 and all contracts, agreements, instruments and documents required to be delivered by Buyer to Seller pursuant to Section 11.5.

     10.4. FCC ORDER.

         The FCC Order shall have been issued with respect to each Station; provided, however, that there shall be no requirement that the FCC Order shall have been issued as of the Non-License Transfer Date.


     10.5. HART-SCOTT-RODINO.

         All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.


     10.6. LEGAL PROCEEDINGS.

         No injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement.


                                   ARTICLE 11.
                          CLOSING; NON-LICENSE TRANSFER


     11.1. CLOSING.

         11.1.1. To the extent not previously transferred pursuant to the Non-License Transfer, the closing for all of the Assets hereunder (the "Closing") shall be held on a date specified by Buyer that is within ten (10) days after the later of (a) the date on which all applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated, or (b) the date on which all of the FCC Orders for all Stations shall have been issued (the date on which the Closing shall occur pursuant to this Section 11.1 is referred to herein as the "Closing Date").

         11.1.2. If the Closing shall not have occurred on or prior to such date which is two (2) years after the date of this Agreement due to the failure to receive an FCC Order for reasons relating solely to Buyer's qualifications, Buyer shall designate a successor licensee and the parties will cooperate to secure the necessary governmental approvals to cause the designated successor to become the licensee. If the Closing shall not have occurred on or prior to such date which is four (4) years after the date of this Agreement due to the failure to receive an FCC Order for reasons relating solely to any Seller, Sellers shall jointly and severally indemnify, defend and hold Buyer harmless from and against any and all actual Losses incurred by Buyer as a result of the FCC's failure to issue such FCC Order by such date for such reasons. All proceeds received from a transfer of the License Assets to any such successor licensee shall be for Buyer; provided, however, to the extent Buyer has not incurred any Losses for which the Sellers have indemnified Buyer pursuant to the preceding sentence, Sellers shall receive the amount of TWO MILLION DOLLARS ($2,000,000) which would otherwise have been payable to Sellers at Closing pursuant to Section 2.5.2.

         11.1.3. If the Closing shall not have occurred on or prior to such date which is four (4) years after the date of this Agreement, Sellers and Buyer acknowledge and agree to cooperate and use commercially reasonable efforts to consummate the sale to a third party of both the License Assets and the Non-License Assets in an orderly and mutually satisfactory manner (the "Third Party Sale"). At the closing of the Third Party Sale pursuant to this Section 11.1.3, (a) up to Two Million Dollars ($2,000,000) of the proceeds therefrom shall be paid directly to Sellers by wire transfer of immediately available funds to an account identified by Sellers in writing, and (b) any proceeds therefrom in excess of the Two Million Dollars ($2,000,000), if any, shall be paid directly to Buyer by wire transfer of immediately available funds to an account identified by Buyer writing.


     11.2. NON-LICENSE TRANSFER.

         11.2.1. Notwithstanding anything to the contrary herein, provided that the conditions set forth in Article 9 (except for Section 9.5) and Article 10 (except for Section 10.4) shall have been satisfied and the Closing shall not have occurred, there shall be a closing (the "Non-License Transfer") for the purchase and sale of all of the Assets, other than the License Assets, upon the earlier to occur of (a) such date which is seventy-five (75) days after the date of this Agreement (the "Outside Date"), or (b) any date prior to the Outside Date specified by Buyer in writing at least five (5) days prior to such date (the date on which the Non-License Transfer shall occur pursuant to this Section
11.2.1 is referred to herein as the "Non-License Transfer Date"). The parties acknowledge and agree that if the conditions set forth in Article 9 (except for Section 9.5) and Article 10 (except for Section 10.4) are not satisfied as of the Outside Date, the Outside Date shall be such date which is ten (10) days after satisfaction of all such conditions (subject to rights of Sellers and Buyer to terminate this Agreement prior to such date in accordance with Article
13).

         11.2.2. At the Non-License Transfer, Sellers shall sell, assign, transfer, convey and deliver to Buyer free and clear of any Encumbrances other than Permitted Encumbrances, and Buyer shall purchase, acquire, pay for and accept from Sellers, all right, title and interest of Sellers in, to and under the Assets, other than the License Assets.

     11.3. TIME AND PLACE OF NON-LICENSE TRANSFER AND CLOSING.

         The Closing and the Non-License Transfer shall be held at 10:00 A.M. local time on the Closing Date and the Non-License Transfer Date, respectively, at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia, or at such other time and place as the parties may agree.


     11.4. DELIVERIES BY SELLERS.

         At the Non-License Transfer and the Closing, as applicable, Sellers shall deliver to Buyer the following:

         11.4.1. AGREEMENTS AND INSTRUMENTS

                   The   following   bills  of  sale,   assignments   and  other
instruments of transfer duly executed by Sellers:

                                (a)    a Bill of Sale;
                                (b) an Assignment of FCC Licenses; provided that the Assignment of Licenses shall not be delivered at a Non-License Transfer;
                                (c)    an Assignment of Contracts and Leases;
                                (d)    an Assumption Agreement;
                                (e) certificates of title with respect to the motor vehicles listed on Schedule 2.1.9 or if any such motor vehicles are leased by a Seller, an assignment of such lease;
                                (f) special or limited warranty deeds for all Real Property in the form appropriate to the jurisdictions in which such Real Property is located; and
                                (g)    the TBA Agreement.

         11.4.2. CONSENTS.

                   Copies of all consents Sellers have been able to obtain to effect the assignment to Buyer of the Station Contracts listed on Schedule 3.4.

         11.4.3. CERTIFIED RESOLUTIONS.

                   A copy of the approval of the board of directors and the stockholders of each Seller, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement, and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby.

         11.4.4. OFFICERS' CERTIFICATES.

                   (a) A certificate of each Seller certifying the matters set forth in Section 9.2; and

                   (b) A certificate of each Seller as to the incumbency of the representatives of such Seller executing this Agreement or any of the other Seller Documents on behalf of such Seller, and true and correct copies of the organizational documents of each Seller.

         11.4.5. GOOD STANDING CERTIFICATES.

                   To the extent available from the applicable jurisdictions, certificates as to the formation and/or good standing of each Seller issued by the appropriate governmental authorities in the states of organization and each jurisdiction in which such Seller is qualified to do business, each such certificate (if available) to be dated a date not more than a reasonable number of days prior to the Transfer Date.


     11.5. DELIVERIES BY BUYER.

         At the Non-License Transfer and the Closing, Buyer shall deliver to Sellers the following:

         11.5.1. PURCHASE PRICE PAYMENT.

                   The  Purchase  Price in the  amount  and  manner set forth in
Section 2.5.

         11.5.2. AGREEMENTS AND INSTRUMENTS.

                   The Assumption Agreement and other instruments of transfer duly executed by Buyer.

         11.5.3. CERTIFIED RESOLUTIONS.

                   Copies of the resolutions of the board of directors and stockholder of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby.

         11.5.4. OFFICERS' CERTIFICATE.

                   (a) A certificate of Buyer signed by an officer of Buyer certifying the matters set forth in Section 10.2; and

                   (b) A certificate signed by the Secretary of Buyer as to the incumbency of the officers of Buyer executing this Agreement or any of the other Buyer Documents on behalf of Buyer, and true and correct copies of the organizational documents of Buyer.


                                   ARTICLE 12.
                            SURVIVAL; INDEMNIFICATION


     12.1. SURVIVAL OF REPRESENTATIONS.

         12.1.1. Unless otherwise set forth herein (including, without limitation, Section 12.1.2), all representations and warranties, covenants and agreements of Sellers and Buyer contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Non-License Transfer Date or the Closing Date, as applicable, and shall remain in full force and effect to the following extent: (a) representations and warranties with respect to the Non-License Assets shall survive for a period of twelve (12) months after the Non-License Transfer Date, (b) representations and warranties with respect to the License Assets shall survive for a period of twelve (12) months after the Closing Date, (c) the covenants and agreements with respect to the Non-License Assets which by their terms survive the Non-License Transfer Date shall continue in full force and effect until fully discharged (but not beyond the expiration of twelve (12) months after the Non-License Transfer
Date), (d) the covenants and agreements with respect to the License Assets which by their terms survive the Closing Date shall continue in full force and effect until fully discharged (but not beyond the expiration of twelve (12) months after the Closing Date), and (e) any representation, warranty, covenant or agreement that is the subject of a claim which is asserted in a reasonably detailed writing prior to the expiration of the survival period set forth in this Section 12.1.1, shall survive with respect to such claim or dispute until the final resolution thereof.

         12.1.2.  No claim  for  indemnification  may be made  pursuant  to this
Article 12 after the survival period set forth in this Section 12.1.

     12.2. INDEMNIFICATION BY SELLERS.

         Subject to the conditions and provisions of Section 12.4 and Section 12.5, from and after the Transfer Date, Sellers jointly and severally agree to indemnify, defend and hold harmless Buyer from and against and in any respect of, on a net after-tax basis, any and all Losses, asserted against, resulting to, imposed upon or incurred by Buyer, directly or indirectly, by reason of or resulting from: (a) any failure by Sellers to pay, perform or discharge any Liabilities not assumed by Buyer pursuant hereto; (b) the business or operations of the Stations during the period prior to the Transfer Date (except to the extent Buyer has assumed the Liability for any such Losses pursuant hereto); (c) any misrepresentation or breach of the representations and warranties of any Seller contained in or made pursuant to this Agreement or any other Seller Document; (d) any breach by Sellers of any covenants of Sellers contained in or made pursuant to this Agreement or any other Seller Document; or (e) the failure of any Seller to comply with the provisions of any applicable bulk transfer law.


     12.3. INDEMNIFICATION BY BUYER.

         Subject to the conditions and provisions of Section 12.4 and Section 12.5, from and after the Transfer Date, Buyer hereby agrees to indemnify, defend and hold harmless Sellers from, against and with respect of, on a net after-tax basis, any and all Losses, asserted against, resulting to, imposed upon or incurred by Sellers, directly or indirectly, by reason of or resulting from: (a) any failure by Buyer to pay, perform or discharge any Liabilities assumed by Buyer pursuant hereto; (b) the business or operations of the Stations during the period from and after the Transfer Date; (c) any misrepresentation or breach of the representations and warranties of Buyer contained in or made pursuant to this Agreement or any other Buyer Document; or (d) any breach by Buyer of any covenants of Buyer contained in or made pursuant to this Agreement or any other Buyer Document.


     12.4. LIMITATIONS ON INDEMNIFICATION.

         12.4.1. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Losses include a party's incidental, consequential or punitive damages, regardless of the theory of recovery. Each party hereto agrees to use reasonable efforts to mitigate any losses which form the basis for any claim for indemnification hereunder.

         12.4.2. Notwithstanding any other provision of this Agreement to the contrary, Sellers shall not be liable to Buyer in respect of any indemnification hereunder except to the extent that the aggregate amount of Losses of Buyer under this Agreement exceeds Five Hundred Thousand Dollars ($500,000) (the "Basket Amount"), and then only to the extent of the excess over the amount of Two Hundred Fifty Thousand Dollars ($250,000); provided, however, that the aggregate amount of Losses of Buyer under this Agreement shall not exceed Four Million Dollars ($4,000,000) (the "Indemnity Cap"); further provided, however, the Basket Amount shall not be applicable to any amounts owed in connection with the determination of the Proration Amount pursuant to Section 2.6, to the payment or reimbursement obligations of Sellers under Sections 8.2 and 8.4.8, or to the indemnities set forth in Section 12.2(a) or Section 12.2(b); further provided, however, the Indemnity Cap shall not be applicable (i) if the transfer of the License Assets to Buyer has not occurred on or prior to such date which is four
(4) years from the date of this Agreement as a result of a default under, or breach of, any of the terms of this Agreement by Sellers, (ii) if the Closing has not occurred on or prior to such date which is four (4) years from the date of this Agreement under the circumstances described in the second sentence of
Section 11.1.2, or (iii) in the event of fraud.

         12.4.3. Notwithstanding any other provision of this Agreement to the contrary, Buyer acknowledges and agrees that the maximum aggregate liability of Sellers pursuant to this Agreement to Buyer and any third parties for any and all Losses shall not exceed the Indemnity Cap, regardless of whether Buyer seeks indemnification pursuant to this Article 12, regardless of the form of action, whether in contract or tort, including negligence, and regardless of whether or not Sellers are notified of the possibility of damages to Buyer or any other third party; provided, however, the Indemnity Cap shall not be applicable if the transfer of the License Assets to Buyer has not occurred on or prior to such date which is four (4) years from the date of this Agreement as a result of a default under, or breach of, any of the terms of this Agreement by Sellers, (ii) if the Closing has not occurred on or prior to such date which is four (4) years from the date of this Agreement under the circumstances described in the second sentence of Section 11.1.2, or (iii) in the event of fraud.

         12.4.4. Each party (a "recipient party") shall notify the other party in writing (the "representing party") reasonably promptly of any perceived breach by the representing party of which the recipient party has knowledge of any representations, warranties, covenants and agreements, and of any Losses (including a brief description of the same) of the recipient party caused thereby. In the event of any breach that is cured prior to the Transfer Date in accordance with the terms of this Agreement, the representing party shall have no obligation under Section 12.2 or Section 12.3 or otherwise to indemnify the recipient party with respect to such Losses.

     12.5. CONDITIONS OF INDEMNIFICATION.

         The obligations and liabilities of Sellers and of Buyer hereunder with respect to their respective indemnities pursuant to this Article 12, resulting from any Losses, shall be subject to the following terms and conditions:

         12.5.1. The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Losses promptly after the Indemnified Party receives notice thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure.

         12.5.2. The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Losses at the Indemnifying Party's risk and expense.

         12.5.3. In the event that the Indemnifying Party shall elect not to undertake such defense, or, within a reasonable time after notice from the Indemnified Party of any such Losses, shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Losses, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Losses at any time prior to settlement, compromise or final determination thereof). In such event, the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

         12.5.4. Anything in this Section 12.5 to the contrary  notwithstanding,
(a) if there is a reasonable possibility that Losses may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Losses, (b) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Losses or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Losses in form and substance satisfactory to the Indemnified Party, and (c) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying

Party and its counsel or other representatives concerning such Losses and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Losses and (d) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Losses and furnish the Indemnified Party with all documents, instruments and information that the Indemnified Party shall reasonably request in connection therewith.


     12.6. CURE OF BREACH.

         Notwithstanding any other provision of this Agreement to the contrary, a breach by Sellers of any representations and warranties or a failure to perform any covenant or agreement hereunder may be cured by Sellers prior to the Transfer Date (a) by reducing the Purchase Price in an amount equal to the Losses to Buyer caused by such breach, (b) by making payment to a third party or taking other action to discharge the Losses, (c) by placing an amount equal to the Losses in an escrow account under an escrow arrangement reasonably satisfactory to Sellers and Buyer or (d) a combination of the foregoing. If the foregoing actions fully cure the breach, Sellers shall have no obligation under
Section 12.2 or otherwise to indemnify Buyer with respect to the Losses caused by such breach; if such actions partially cure the breach, Sellers shall continue to have an obligation under Section 12.2 to indemnify Buyer with respect to the remaining portion of the Losses caused by such breach.


                                   ARTICLE 13.
                                   TERMINATION


     13.1. TERMINATION BY THE PARTIES.

         This Agreement may be terminated at any time prior to the Closing by:

         13.1.1. the mutual consent of Sellers and Buyer;

         13.1.2. Sellers in accordance with, and subject to, the terms and conditions of Section 14.1; and

         13.1.3.  Buyer if any loss or damage at a Station  described in Section
9.3 shall not have been cured  within the sixty  (60) day  period  described  in
Section 9.3.

         13.1.4. Buyer if the closing of the Heritage Agreement with respect to the Stations shall not have occurred on or prior to July 16, 1998.


     13.2. AUTOMATIC TERMINATION.

         This Agreement shall automatically terminate without further action by the parties upon the termination of the Heritage Agreement in accordance with its terms.


     13.3. EFFECT OF TERMINATION.

         13.3.1. In the event this Agreement is terminated as provided in Sections 13.1.1, 13.1.3, 13.1.4 and 13.2, Buyer shall receive the immediate return of the Letter of Credit, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; provided, however, that the obligations of Buyer and Sellers set forth in Sections 6.3 and 7.1 (which relate to confidentiality), and Section 15.3 (which relates to payment of certain expenses), shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).

         13.3.2.  In the event this  Agreement  is  terminated  as  provided  in
Section 13.1.2, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; provided, however, that the obligations of Buyer and Sellers set forth in Sections 6.3 and 7.1 (which relate to confidentiality),
Article 14 (which relates to remedies and the Letter of Credit) and Section 15.3 (which relates to payment of certain expenses), shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).


                                   ARTICLE 14.
                                    REMEDIES


     14.1. DEFAULT BY BUYER.

         If Buyer shall default in the performance of its obligations under this Agreement in any material respect and such default is not cured within thirty
(30) days after notice thereof (it being understood that Buyer shall have no right to such thirty (30) day cure period with respect to a payment default under Section 2.5), and provided that Sellers shall not then be in material default in the performance of their obligations hereunder, Sellers shall be entitled, by written notice to Buyer, to terminate this Agreement, and as the sole and exclusive remedy of Sellers under this Agreement, to receive the Deposit by drawing on the Letter of Credit in accordance with the terms of the Deposit Escrow Agreement and the Letter of Credit (without set-off, deduction or counterclaim) as liquidated damages, and upon such payment Buyer shall be discharged from all further liability under this Agreement.


     14.2. LIQUIDATED DAMAGES.

         Sellers and Buyer have provided for the amount of the Deposit to be liquidated damages as a remedy for Sellers after having considered carefully the anticipated and actual harms and losses that would be incurred if Buyer defaults and thus fails to perform its obligations to consummate the transactions contemplated hereunder, the difficulty of ascertaining at this time the actual amount of damages, special and general, that Sellers will suffer in such event, and the inconvenience or nonfeasibility of otherwise obtaining an adequate remedy in such event.


     14.3. SPECIFIC PERFORMANCE.

         Sellers acknowledge that the Assets to be sold and delivered to Buyer pursuant to this Agreement are unique and that Buyer has no adequate remedy at law if Sellers shall fail to perform any of their obligations hereunder, and Sellers therefore confirm and agree that Buyer's right to specific performance is essential to protect the rights and interests of Buyer. Accordingly, in addition to any other remedies which Buyer may have hereunder or at law or in equity or otherwise, Sellers hereby agree that Buyer shall have the right to have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by Sellers and that Buyer shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof.


                                   ARTICLE 15.
                               GENERAL PROVISIONS


     15.1. ADDITIONAL ACTIONS, DOCUMENTS AND INFORMATION.

         Buyer agrees that it will, at any time, prior to, at or after the Transfer Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Sellers in connection with the consummation of the purchase and sale contemplated by this Agreement. Sellers agree that they will, at any time, prior to, at or after the Transfer Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Buyer in connection with the consummation of the purchase and sale contemplated by this Agreement.


     15.2. BROKERS.

         Each Seller represents to Buyer that such Seller has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; except for Salomon Smith Barney (whose fee is the sole responsibility of Buyer), Buyer represents to Sellers that Buyer has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; and Seller agrees to indemnify Buyer, and Buyer agrees to indemnify Sellers, against any claims asserted against the other party for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the indemnifying party. Notwithstanding any other provision of this Agreement, this representation and warranty shall survive the Transfer Date without limitation and shall not be subject to the Basket Amount contained in Section 12.4.


     15.3. EXPENSES AND TAXES.

         Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. Notwithstanding the foregoing, Buyer, on the one hand, and Sellers, on the other hand, shall each pay one-half of (a) all sales (including, without limitation, bulk sales), use, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes") applicable to, imposed upon or arising out of the sale by Sellers and the purchase by Buyer of the Assets whether now in effect or hereinafter adopted and regardless of which party such Transfer Tax is imposed upon (except for any Taxes incurred by Sellers from any gain realized on the sale of the Assets hereunder, which Taxes shall be the sole responsibility of Sellers), (b) any FCC filing fees incurred in connection with the assignment of the FCC Licenses to Buyer, (c) any fees and expenses incurred in connection with any HSR Filings, and (d) the fees and expenses of Geraghty & Miller for the environmental site assessments performed on the Real Property as disclosed on Schedule 3.16.

     15.4. NOTICES.

         All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission addressed as follows:

                           If to Buyer:

                                    STC Broadcasting, Inc.
                                    3839 4th Street North
                                    Suite 420
                                    St. Petersburg, Florida  33703
                                    Attn:   David Fitz
                                    Fax:    (813) 821-8092

                           with copies (which shall not constitute notice) to:

                                    Hogan & Hartson L.L.P.
                                    555 Thirteenth Street, N.W.
                                    Washington, D.C.  20004
                                    Attn:   William S. Reyner, Jr., Esq.
                                    Fax:    (202) 637-5910
                           and to:

                                    Hicks, Muse, Tate & Furst Incorporated
                                    200 Crescent Court
                                    Suite 1600
                                    Dallas, Texas  75201
                                    Attn:   Lawrence D. Stuart, Jr.
                                    Fax:    (214) 740-7355
                           If to any Seller:

                                    Sinclair Broadcast Group, Inc.
                                    2000 W. 41st Street
                                    Baltimore, Maryland  21211
                                    Attn:   David D. Smith, President
                                    Fax:    (410) 467-5043
                           with copies (which shall not constitute notice) to:

                                    Thomas & Libowitz, P.A.
                                    100 Light Street, Suite 1100
                                    Baltimore, Maryland  21202
                                    Attn:   Steven A. Thomas, Esq.
                                    Fax:    (410) 752-2046

                           and to:

                                    Sinclair Communications, Inc.
                                    2000 W. 41st Street
                                    Baltimore, Maryland  21211
                                    Attn:   General Counsel
                                    Fax:    (410) 662-4707

or such other address as the addressee may indicate by written notice to the other parties.

         Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


     15.5. WAIVER.

         No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.


     15.6. BENEFIT AND ASSIGNMENT.

         15.6.1. No Seller shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Buyer and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. The Buyer shall not assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Sellers and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect; provided, however, Buyer shall be entitled, without the consent of Sellers, to assign Buyer's rights and interests hereunder (in whole or in part as to any Station) (a) prior to the Transfer Date, to any Person that directly or indirectly is in control of, or is controlled by, or is under common control with Buyer; further provided, however, that Buyer gives Seller written notice thereof and such assignee shall be responsible for all representations, covenants and agreements of Buyer hereunder as if such assignee was a party hereto, and that any such assignment shall not relieve Buyer of any of its Liabilities hereunder; and (b) from and after the Transfer Date, to any Person.

         15.6.2. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No Person, other than the parties hereto and their respective successors and assigns as permitted hereunder, is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.


     15.7. ENTIRE AGREEMENT; AMENDMENT.

         This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.


     15.8. SEVERABILITY.

         If any part of any provision of this Agreement or any other contract, agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said contract, agreement, document or writing.

     15.9. HEADINGS.

         The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.


     15.10. GOVERNING LAW.

         This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, excluding the choice of law rules thereof.


     15.11. SIGNATURE IN COUNTERPARTS.

         This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement, or has caused this Asset Purchase Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

                                       STC BROADCASTING OF VERMONT, INC.


                                       By:______________________________________
                                       Name:  David A. Fitz
                                       Title:    Chief Financial Officer



                                       TUSCALOOSA BROADCASTING, INC.


                                       By:______________________________________
                                       Name:  David B. Amy
                                       Title:     Treasurer and Secretary



                                       WPTZ LICENSEE, INC.


                                       By:______________________________________
                                       Name:  David B. Amy
                                       Title:     Treasurer and Secretary



                                       WNNE LICENSEE, INC.


                                       By:______________________________________
                                       Name:  David B. Amy
                                       Title:     Treasurer and Secretary

                                     ANNEX I
                                   DEFINITIONS


         "ACCOUNTING FIRM" shall have the meaning set forth in Section 2.6.2.

         "ACCOUNTS RECEIVABLE" means all cash accounts receivable with respect to the Stations as of the end of the broadcast day immediately preceding the Transfer Date.

         "ADDITIONAL AGREEMENTS" shall have the meaning set forth in Section 6.1.6(a).

         "AFFILIATE" shall mean, with respect to any Person, any other Person that, (a) directly or indirectly is in control of, is controlled by, or is under common control with, the first Person, (b) is an officer, director, trustee, partner (general or limited), employee or holder of five percent (5%) or more of any class of any voting or non-voting securities or other equity in the first Person, (c) is an officer, director, trustee, partner (general or limited), employee or holder of five percent (5%) or more of any class of the voting or non-voting securities or other equity in any Person which directly or indirectly is in control of, is controlled by, or is under common control with, the first Person, and (d) any Family of any individual included in (a), (b) or (c). For purposes of this definition, "control" (including with correlative meanings "controlled by" and "under common control with") shall mean possession, directly or indirectly, of either (X) five percent (5%) or more of the voting power of the securities having ordinary voting power for the election of directors of the first Person, or (Y) the power to direct or cause the direction of the management or policies of the first Person (whether through ownership of securities, partnership interests or any other ownership or debt interests, by contract or otherwise).

         "AGREEMENT" shall have the meaning set forth in the Preamble.

         "APPLICANT" shall have the meaning set forth in Section 4.5.2.

         "ASSETS" shall have the meaning set forth in Section 2.1.

         "ASSIGNMENT OF CONTRACTS AND LEASES" means that certain Assignment of Contracts and Leases, dated as of the Transfer Date and executed by Sellers, substantially in the form attached hereto as Exhibit C.

         "ASSIGNMENT OF FCC LICENSES" means that certain Assignment of FCC Licenses, dated as of the Closing Date and executed by Sellers, substantially in the form attached hereto as Exhibit B.

         "ASSUMED LIABILITIES" mean the Liabilities assumed by Buyer pursuant to
Section 2.8.

         "ASSUMPTION AGREEMENT" means that certain Assumption Agreement, dated the Transfer Date and executed by Buyer and Sellers, substantially in the form attached hereto as Exhibit D.

         "BALANCE SHEET" shall have the meaning set forth in Section 3.5.1.

         "BASE PURCHASE PRICE" shall have the meaning set forth in Section 2.4.

         "BASKET AMOUNT" shall have the meaning set forth in Section 12.4.2.

         "BENEFIT ARRANGEMENT" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is a Plan, including, without limitation, employment agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, perquisite, company cars, any plans subject to Code Section 125, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

         "BENEFIT PLANS" shall have the meaning set forth in Section 3.14.1.

         "BILL OF SALE" means that certain Bill of Sale and Assignment of Assets, dated as of the Transfer Date and executed by Sellers, substantially in the form attached hereto as Exhibit A.

         "BUYER DOCUMENTS" shall mean, collectively, this Agreement, the Deposit Escrow Agreement, the Assumption Agreement and the TBA Agreement.

         "BUYER'S PLAN" shall have the meaning set forth in Section 8.4.5.

         "CLOSING" shall have the meaning set forth in Section 11.1.1.

         "CLOSING DATE" shall have the meaning set forth in Section 11.1.1.

         "CODE" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                                    ANNEX I-2

         "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

         "CURRENT  BALANCE  SHEET  DATE"  shall  have the  meaning  set forth in
Section 3.5.2.

         "DEFERRED CONTRACT" shall have the meaning set forth in Section 6.2.10(b).

         "DEPOSIT" shall have the meaning set forth in Section 2.3.

         "DEPOSIT ESCROW AGENT" means George Mason Bank.

         "DEPOSIT ESCROW AGREEMENT" means that certain Escrow Agreement dated as of the date hereof by and among Buyer, Sellers and the Deposit Escrow Agent.

         "DESIGNATED PROPERTIES" shall have the meaning set forth in Section 6.2.10(b).

         "DMA" means the designated market area for a particular television or radio station as determined by the A.C. Nielsen Co.

         "ENCUMBRANCES" mean any mortgages, pledges, liens, security interests, defects in title, easements, rights-of-way, encumbrances, restrictions and any other matters affecting title.

         "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ss. 9601 et seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 9601 et seq.; the Clean Water Act ("CWA"), 33 U.S.C. ss. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C. ss. 7401 et seq.; or any other applicable federal, state, or local laws relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or the protection of the environment from Hazardous Materials

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                                   ANNEX I-3

         "ERISA AFFILIATE" means any person that, together with any Seller Party, would be or was prior to March 17, 1997 treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

         "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.2.

         "FAMILY" of an individual includes (a) the individual, (b) the individual's spouse and former spouses and any other natural person who resides with such individual, (c) any other natural person who is related to the individual or any person described in the preceding clause (b) within the second degree.

         "FCC" means the Federal Communications Commission.

         "FCC APPLICATIONS" shall have the meaning set forth in Section 5.1.

         "FCC LICENSES" shall have the meaning set forth in Section 2.1.1.

         "FCC ORDER" means an order or orders of the FCC, or of the Chief, Mass Media Bureau of the FCC, acting under delegated authority, consenting to the assignment to Buyer of the FCC Licenses for the Stations.

         "FINAL PRORATION AMOUNT" shall have the meaning set forth in Section 2.6.2.

         "GOVERNMENTAL AUTHORITY" means any agency, board, bureau, court, commission, department, instrumentality or administration of the United States government, any foreign government, any state government or any local or other governmental body in a state, territory or possession of the United States or the District of Columbia.

         "HART-SCOTT-RODINO" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

         "HAZARDOUS MATERIALS" means any wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

         "HERITAGE SUBSIDIARIES" shall have the meaning set forth in the Recitals.

                                   ANNEX I-4

         "HERITAGE AGREEMENT" shall have the meaning set forth in the Recitals.

         "HMSI" shall have the meaning set forth in the Recitals.

         "HSR FILING" shall have the meaning set forth in Section 5.2.

         "INDEMNITY CAP" shall have the meaning set forth in Section 12.4.2.

         "INDEMNIFIED PARTY" and "INDEMNIFYING PARTY" shall have the respective meanings set forth in Section 12.5.1.

         "INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 2.1.4.

         "LAWS" means any federal, state or local law, foreign law, statute, code, ordinance, regulation, order, writ, injunction, judgment or decree applicable to the specified Person and to the businesses and assets thereof.

         "LEASED PROPERTY" shall have the meaning set forth in Section 2.1.2(b).

         "LETTER OF CREDIT" shall have the meaning set forth in Section 2.3.

         "LIABILITIES" shall mean, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by generally accepted accounting principles to be reflected, in such Person's balance sheets or other books and records.

         "LICENSE ASSETS" shall mean the FCC Licenses and the other Assets described on Schedule I hereto.

         "LMA" means any time brokerage agreement, local marketing arrangement, joint sales agreement, joint operating agreement, limited management agreement or other similar agreement or contract.

         "LOSSES" means any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements.

                                   ANNEX I-5

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets or financial condition of the Stations taken as a whole, except for any such material adverse effect resulting from (a) general economic conditions applicable to the television broadcast industry, (b) general conditions in the markets in which the Stations operate, (c) circumstances that are not likely to recur and either have been substantially remedied or can be substantially remedied without substantial cost or delay, or (d) the refusal by Buyer to consent to any new Program Contract.

         "MULTIEMPLOYER PLAN" means any Plan described in Section 3(37) of ERISA.

         "NETWORK AGREEMENT" shall have the meaning set forth in Section 2.1.8.

         "NON-LICENSE ASSETS" shall mean the Assets, other than the License Assets.

         "NON-LICENSE TRANSFER" shall have the meaning set forth in Section 11.2.1.

         "NON-LICENSE TRANSFER DATE" shall have the meaning set forth in Section 11.2.1.

         "OPERATING  CONTRACTS"  shall  have the  meaning  set forth in  Section
2.1.9.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of the Stations consistent with past practices of the Heritage Subsidiaries both with respect to type and amount; any actions taken pursuant to the requirements of law or contracts existing on the date hereof shall be deemed to be action in the Ordinary Course of Business.

         "OUTSIDE DATE" shall have the meaning set forth in Section 11.2.1.

         "PERMITTED ENCUMBRANCES" means (a) Encumbrances of a landlord, or other statutory lien not yet due and payable, or a landlord's liens arising in the Ordinary Course of Business, (b) Encumbrances arising in connection with equipment or maintenance financing or leasing under the terms of the Station Contracts set forth on the Schedules which have been made available to Buyer,
(c) Encumbrances arising pursuant to the terms of leases on Real Property or Leased Property as set forth on Schedule 2.1.1 and Schedule 2.1.9 which are subject to any lease or sublease to a third party, (d) Encumbrances for Taxes not yet due and payable or which are being contested in good faith and by appropriate

                                   ANNEX I-6
proceedings if adequate reserves with respect thereto are maintained on Seller's books in accordance with generally accepted accounting principles, (e) Encumbrances that do not materially detract from the value of any of the Assets or materially interfere with the use thereof as currently used, or (f) those Encumbrances on Schedule 3.8.

         "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Authority.

         "PLAN" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by any Seller Party or any ERISA Affiliate for the benefit of any current or former employees of the Stations; (b) to which any Seller Party contributed or was obligated to contribute or to fund or provide benefits or had any liability (whether actual or contingent) with respect to any of its assets or otherwise for the benefit of any current or former employees of the Stations; or (c) which provides or promises benefits to any person who performs or who has performed services for the Stations and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

         "PROGRAM CONTRACTS" shall have the meaning set forth in Section 2.1.5.

         "PRORATION AMOUNT" shall have the meaning set forth in Section 2.6.1.

         "PRORATION ITEMS" shall mean any power and utility charges, business and license fees (including retroactive adjustments thereof), sales and service charges, commissions, special assessments, and rental payments and personal and real estate Taxes and assessments with respect to the Real Property, taxes (except for Taxes arising from the transfer of the Assets hereunder), deposits, Trade-out Agreements, accrued vacation, unused sick leave and other similar prepaid and deferred items and any other operating expenses incurred in the Ordinary Course of Business (except with respect to Program Contracts, only those payments due and payable during the month in which the Transfer Date occurs shall be prorated). The parties acknowledge and agree that there shall be excluded from Proration Items the following: (a) severance pay relating to any employee of any Seller who shall have been terminated prior to the Transfer Date, and (b) any Liabilities not being assumed by Buyer in accordance with
Section 2.8.

         "PURCHASE PRICE" shall have the meaning set forth in Section 2.4.

                                    ANNEX I-7

         "QUALIFIED PLAN" means a Plan that satisfies, or is intended by any Seller Party to satisfy, the requirements for tax qualification described in
Section 401 of the Code including, without limitation, any Plan that was terminated on or after July 1, 1989, as to which any Seller Party may have any actual or contingent liability.

         "REAL PROPERTY" shall have the meaning set forth in Section 2.1.2(a).

         "RESTRICTED CONTRACTS" shall have the meaning set forth in Section 6.2.10(a).

         "SCHEDULES" shall mean the disclosure schedules delivered by Seller to Buyer in connection herewith.

         "SELLER DOCUMENTS" shall mean, collectively, this Agreement, the Deposit Escrow Agreement, the Assignment of Contracts and Leases, the Bill of Sale, the Assignment of FCC Licenses, the Assumption Agreement and the TBA Agreement.

         "SELLER PARTIES" shall mean, collectively, Sellers, HMC and the Heritage Subsidiaries.

         "SELLER TAX RETURNS" means all federal, state, local, foreign and other applicable Tax returns, declarations of estimated Tax reports required to be filed by any Seller or any of the Heritage Subsidiaries in connection with the business and operations of the Stations (without regard to extensions of time permitted by law or otherwise).

         "SELLERS' PLAN" shall have the meaning set forth in Section 8.4.5.

         "STATION" and "STATIONS" shall have the meaning set forth in the Recitals.

         "STATION CONTRACTS" shall have the meaning set forth in Section 2.1.9.

         "STC" shall have the meaning set forth in the Recitals.

         "TAXES" means all federal, state and local taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Authorities.

                                   ANNEX I-8

         "TBA AGREEMENT" shall have the meaning set forth in Section 8.9.

         "THIRD PARTY SALE" shall have the meaning set forth in Section 11.1.3.

         "TIME SALES AGREEMENTS" shall have the meaning set forth in Section 2.1.7.

         "TRADE-OUT  AGREEMENTS"  shall  have the  meaning  set forth in Section
2.1.6.

         "TRANSFER DATE" shall mean the earlier of the Non-License Transfer Date or the Closing Date.

         "TRANSFER TAXES" shall have the meaning set forth in Section 15.3.

         "TRANSFERRED EMPLOYEES" shall have the meaning set forth in Section 8.4.1.

         "TRANSMISSION DEFECT" shall have the meaning set forth in Section 9.2.

         "TRUSTEE" shall have the meaning set forth in the Recitals.

         "WELFARE PLAN" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

         "WFFF" shall have the meaning set forth in the Recitals.

         "WNNE" shall have the meaning set forth in the Recitals.

         "WPTZ" shall have the meaning set forth in the Recitals.


                                    ANNEX I-9

                                    EXHIBIT E

                            TIME BROKERAGE AGREEMENT

         This TIME BROKERAGE AGREEMENT (this "Agreement") is entered into as of the ___ day of ________, 1998, by and among TUSCALOOSA BROADCASTING, INC., a Maryland corporation ("Tuscaloosa"), WPTZ LICENSEE, INC., a Maryland corporation ("WPTZ Licensee") and WNNE LICENSEE, INC., a Maryland corporation ("WNNE Licensee") (Tuscaloosa, WPTZ Licensee and WNNE Licensee, collectively, "Owner"), and STC BROADCASTING OF VERMONT, INC., a Delaware corporation ("Programmer").

                                    RECITALS:

         WHEREAS, Owner is the licensee, pursuant to authorizations issued by the Federal Communications Commission ("FCC"), of television broadcast station WPTZ-TV, Channel 5, North Pole, New York ("WPTZ") and television broadcast station WNNE-TV, Channel 31, Hartford, Vermont ("WNNE"), licensed to WPTZ Licensee and WNNE Licensee, respectively;

         WHEREAS,  Owner  is the  programmer  of  television  broadcast  station
WFFF-TV, Channel 44, Burlington, Vermont ("WFFF") (WPTZ, WNNE and WFFF, individually, a "Station" and collectively, the "Stations");

         WHEREAS, Programmer and Owner entered into an Asset Purchase Agreement dated February 3, 1998 (the "Asset Purchase Agreement") pursuant to which Owner has agreed to sell and Programmer has agreed to acquire substantially all of the assets (the "Assets"), including (without limitation) the FCC licenses held by Owner in connection with its ownership and operation of the Stations;

         WHEREAS,   Programmer  is  experienced   in  broadcast   ownership  and
operation;

         WHEREAS, during the terms of this Agreement, Owner wishes to retain Programmer to provide programming and related services for the Stations, all in conformity with Station policies and procedures, FCC rules and policies for time brokerage arrangements, and the provisions hereof,

         WHEREAS, Programmer agrees to use the Stations to broadcast such programming of its selection that is in conformity with all rules, regulations and policies of the FCC, subject to Owner's full authority to manage and control the operation of the Stations;

         WHEREAS, Programmer and Owner agree to cooperate to make this Agreement work to the benefit of the public and both parties and as contemplated by the terms set forth herein; and

         WHEREAS, all capitalized terms used herein but not otherwise defined have the meaning ascribed to such terms in the Asset Purchase Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the above recitals, and mutual promises and covenants contained herein, the parties intending to be legally bound, agree as follows:

         SECTION 1     USE OF STATION AIR TIME.

         1.1 Scope. During the term of this Agreement, Owner shall make available to Programmer broadcast time on the Stations as set forth in this Agreement. Programmer shall deliver such programming, at its expense, to the Stations' transmitters or other authorized remote control points designated by Owner. Programmer shall provide such programming of Programmer's selection complete with commercial matter, news, public service announcements and other suitable programming to the Stations for at least one hundred and sixty-six
(166) hours
per week. Except as otherwise provided in this Agreement, Owner agrees to broadcast such programming in its entirety, including commercials at the times specified, on the facilities of the Stations without interruption, deletion, or addition of any kind. Owner may use such time as Owner may require up to two (2) hours per week, for the broadcast of its own regularly-scheduled news, public affairs, and other nonentertainment programming on the Stations, to be scheduled at mutually agreeable times. Owner may elect to set aside additional air time (up to two (2) hours per week) (the "Additional Time") to be scheduled at a mutually agreeable time, for the broadcast of specific non-entertainment programming on issues of importance to the local community. Owner shall provide Programmer with as much notice as possible, but in no event less than three (3) weeks' notice, of its intention to set aside such Additional Time. All program time not reserved by or designated for Owner shall be available for use by Programmer. Owner agrees that Programmer may sell, or engage a third party to sell, commercial time during the programming provided by Programmer to the Stations for Programmer's account.

         1.2 Term. This Agreement shall commence on the date of the Non-License Transfer as contemplated in the Asset Purchase Agreement (the "Effective Date"), and end on the Closing Date (the "Term"), unless terminated earlier pursuant to any of the provisions of Section 5 hereof.

         SECTION 2      STATION OPERATIONS.

         2.1 Owner Control Over Station Operations.

                  (a) Owner shall retain full authority, power and control over the management and operations of the Stations during the Term, including specifically, control over the personnel, programming and finances of the Stations.

                  (b) Subject to Owner's full authority, power and control over the management and operations of the Stations, Programmer agrees to provide programming and related services to the Stations. Such related services shall include: (i) the sale of advertising time on the Stations; (ii) coordination of traffic and billing functions; (iii) maintenance, repair and replacement of the Stations' transmitting or studio equipment and the other Assets, and (iv) other administrative or operational functions as Owner and Programmer may agree to, consistent with FCC rules and regulations relating to time brokerage agreements. Programmer shall provide and perform Programmer's obligations hereunder, including all related services, diligently and in a manner consistent with broadcast industry practices.

                  (c) Owner shall employ at WPTZ's main studio location, at Owner's expense, a Station Manager and a staff level employee, who will direct the day-to-day operations of the Stations, and who will report to and be accountable to Owner. Such employees shall be paid reasonable compensation commensurate with their job responsibilities, as mutually agreed to by Owner and Programmer.

                  (d) When on the Owner's premises, all employees of Programmer used to provide Programmer's programming or other services to the Stations shall be subject to the overall supervision of Owner's management personnel.

         2.2 Station Expenses. During the Term, Programmer shall be responsible for and shall reimburse Owner within fifteen (15) days following receipt of a request for reimbursement by Owner for any direct out-of-pocket costs incurred by Owner as necessary to preserve and maintain the FCC Licenses and other Assets of the Stations then owned by Owner (including the expenses of Owner as a result of Section 2.1(c) above).

         2.3 Consideration. As consideration for the air time made available hereunder and the other agreements of the parties made hereunder, Programmer agrees to pay Owner the payments set forth in Attachment 2.3 hereto. Notwithstanding any provision of this Agreement to the contrary, in the event of a preemption by Owner of Programmer's programming under Sections 1.1 (with respect to the Additional Time only), 3.2, 4.1 or 4.2 of this Agreement, the Monthly Payment as defined in Attachment 2.3 shall be reduced by an amount equal to (a) the amount of the Monthly Payment multiplied by (b) a fraction the numerator of which is the number of minutes of Programmer's programming preempted by Owner during such month and the denominator of which is one hundred sixty-six (166).

         SECTION 3      STATION PUBLIC INTEREST OBLIGATIONS.

         3.1 Owner Authority. Owner shall be responsible for the Stations' compliance with all applicable provisions of the Communications Act of 1934, as amended (the "Act"), the rules, regulations and policies of the FCC and all other applicable laws. Programmer shall cooperate with Owner, at Programmer's expense, in taking such actions as Owner may reasonably request to assist Owner in maintaining the Stations' compliance with the Act, rules, regulations and policies of the FCC and all other applicable laws. Notwithstanding any other provision of this Agreement, Programmer recognizes that Owner has certain obligations to operate the Stations in the public interest, and to broadcast programming to meet the needs and interests of the Stations' communities of license and service area. From time to time Owner shall air, or if Owner requests, Programmer shall air, programming on issues of importance to the local community. Nothing in this Agreement shall abrogate or limit the unrestricted authority of Owner to discharge Owner's obligations to the public and to comply with the Act and the rules, regulations and policies of the FCC, and Owner shall have no liability or obligation to Programmer, for taking any action that Owner deems necessary or appropriate to discharge such obligations or comply with such laws, rules, regulations or policies.

         3.2 Additional Owner Obligations. Although both Owner and Programmer shall cooperate in the broadcast of emergency information over the Stations, Owner shall retain the right, without any liability or obligation to Programmer, to interrupt Programmer's programming in case of an emergency or for programming which, in the good faith judgment of Owner, is of greater local or national public importance. In all such cases, Owner shall use Owner's commercially reasonable efforts to provide Programmer notice of Owner's intention to interrupt Programmer's programming. Owner shall coordinate with Programmer each Station's hourly station identification and any other announcements required to be aired by FCC rules or regulations. Owner shall (a) continue to maintain and staff a main studio in compliance with the rules of the FCC, (b) maintain each Station's local public inspection file within each Station's community of license, and (c) prepare and place in such inspection file in a timely manner all material required by Section 73.3526 of the FCC's Rules, including without limitation each Station's quarterly issues and program lists and FCC Form 398. Programmer shall, upon request by Owner, promptly provide Owner with such information concerning Programmer's programs and advertising as is necessary to assist Owner in the preparation of such information or to enable Owner to verify independently the Stations' compliance with any other laws, rules, regulations or policies applicable to the Stations' operation. Owner shall also maintain the station logs, receive and respond to telephone inquiries, and control and oversee any remote control point for the Stations.

         SECTION 4     STATION PROGRAMMING & OPERATIONAL POLICIES.

         4.1 Broadcast Station Programming Policy Statement. Owner has adopted a Broadcast Station Programming Policy Statement (the "Policy Statement"), a copy of which appears as Attachment 4.1 hereto and which may be amended from time to time in order to comply with the rules and regulations of the FCC by Owner upon written notice to Programmer. Programmer agrees and covenants to comply in all material respects with the Policy Statement, with all rules and regulations of the FCC, and with all changes subsequently made by Owner or the FCC. Programmer shall furnish or cause to be furnished the artistic personnel and material for the programs as provided by this Agreement and all programs shall be prepared and presented in conformity with the rules, regulations and policies of the FCC and with the Policy Statement. All advertising spots and promotional material or announcements shall comply with all applicable federal, state and local regulations and policies and the Policy Statement, and shall be produced in accordance with quality standards established by Programmer. If Owner determines that a program, commercial announcement or promotional material supplied by Programmer is for any reason, in Owner's reasonable discretion, unsatisfactory or unsuitable or contrary to the public interest, or does not comply with the Policy Statement Owner may, upon written notice to Programmer (to the extent time permits such notice), and without any liability or obligation to Programmer suspend or cancel such program, commercial announcement or promotional material and substitute its own programming or, if Owner requests, Programmer shall provide promptly suitable programming, commercial announcement or other announcement or promotional material.

         4.2 Owner Control of Station Programming. Notwithstanding any contrary provision contained in this Agreement, and consistent with Owner's obligations pursuant to the Act and the rules and regulations of the FCC, Owner shall have the right, without any liability or obligation to Programmer to delete any material contained in any programming or commercial matter furnished by Programmer for broadcast over the Stations that Owner determines is unsuitable for broadcast or the broadcast of which Owner believes would be contrary to the public interest. Owner shall have the right, without any liability or obligation to Programmer to broadcast Owner's own programming in place of such deleted material.

         4.3 [INTENTIONALLY OMITTED].

         4.4 Political Advertising. Owner shall oversee and shall take ultimate responsibility for the Stations' compliance with the political broadcasting rules of the FCC and Sections 312 and 315 of the Act, including but not limited to, the provision of equal opportunities, compliance with lowest unit charge requirements, and the provision of reasonable access to federal political candidates. Programmer shall cooperate with Owner, at Programmer's expense, to assist Owner in complying with the political broadcasting rules of the FCC. Programmer shall supply such information promptly to Owner as may be necessary to comply with the lowest unit charge and other applicable political broadcast requirements of federal law. To the extent that Owner deems necessary or appropriate, Programmer shall release advertising availabilities to Owner to permit Owner to comply with the political broadcasting rules of the FCC and Sections 312 and 315 of the Act. Programmer shall be entitled to all revenues received by Owner for such advertising.

         4.5 Advertising of Credit Terms. To the extent prohibited by the rules of the Federal Trade Commission, no advertising of credit terms shall be made over broadcast material supplied hereunder by Programmer beyond mention of the fact that credit terms are available.

         4.6 Payola/Plugola. In order to enable Owner to fulfill Owner's obligations under Section 317 of the Act, Programmer, in compliance with Section 507 of the Act, will, in advance of any scheduled broadcast by the Stations, disclose to Owner any information of which Programmer has knowledge or which has been disclosed to Programmer as to any money, service, or other valuable consideration that any person has paid or accepted, or has agreed to pay or to accept, for the inclusion of any matter as a part of the programming or commercial matter to be supplied to Owner pursuant to this Agreement. Programmer will cooperate with Owner, at Programmer's expense, as necessary to ensure compliance with this provision. Commercial matter with obvious sponsorship identifications shall not require disclosure in addition to that contained in the commercial copy.

         4.7 Programmer Compliance with Copyright Act. Programmer represents and warrants that Programmer will have full authority to broadcast the programming on the Stations; that Programmer shall not broadcast any material in violation of the Copyright Act; and the performing rights to all music contained in broadcast material supplied hereunder by Programmer are licensed by BMI, ASCAP, or SESAC, are in the public domain, are controlled by Programmer, or are cleared at the source by Programmer.

         SECTION 5       TERMINATION.

         5.1 Termination by Programmer.

                  Unless terminated pursuant to the provisions of Section 1.2, this Agreement may be terminated by Programmer by written notice to Owner, if Programmer is not then in material default or breach hereof, upon the occurrence of either of the following:

                  (a) five (5) days following the date of termination of the Asset Purchase Agreement; or

                  (b) Owner is in material breach of Owner's representations or Owner's material obligations hereunder or under the Asset Purchase Agreement and has failed to cure such breach within thirty (30) days of notice from Programmer.

         5.2 Termination by Owner. Unless terminated pursuant to the provisions of Section 1.2, this Agreement may be terminated by Owner by written notice to Programmer, if Owner is not then in material default or breach hereof, upon the occurrence of any of the following:

                  (a) five (5) days following the date of termination of the Asset Purchase Agreement; or

                  (b) Programmer is in material breach of Programmer's representations or Programmer's material obligations hereunder or under the Asset Purchase Agreement and has failed to cure such breach within thirty (30) days of notice from Owner.

         5.3 Termination. If not otherwise earlier terminated, this Agreement will terminate, upon the first to occur of any of the following:

                  (a) this Agreement is declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree has become final and no longer subject to further administrative or judicial review, unless as a result of actions taken by Programmer in violation of the terms hereof;

                  (b) there has been a material change in FCC rules or policies that would cause this Agreement to be in violation thereof and such change is in effect and not the subject of an appeal or further administrative review, provided that in such event the parties shall first negotiate in good faith and attempt to agree on an amendment to this Agreement that will provide the parties with a valid, binding and enforceable agreement that conforms to the new FCC rules, policies or precedent; or

                  (c) the mutual, written consent of both parties.

         5.4 Severability. The parties hereto intend that the transactions contemplated hereunder comply in all respects with the Act and all applicable rules, regulations, and policies of the FCC. If any provision of this Agreement shall be declared void, illegal, or invalid by any governmental authority with jurisdiction thereof, the remainder of this Agreement shall remain in full force and effect without such offending provision so long as such remainder substantially reflects the original agreement of the parties hereunder. Furthermore, in such event, the parties shall use their commercially reasonable efforts to reach agreement promptly on lawful substitute provisions in place of said offending provision so as to effectuate more closely their intent as expressed hereunder. If any governmental authority grants to any other entity or individual rights which are not contained in this Agreement, then the parties shall use their commercially reasonable efforts to amend this Agreement to provide the parties hereto such lawful provisions which comport with any rules, regulations and policies adopted after the date of this Agreement.

         5.5 Force Majeure. Any failure or impairment of the Assets or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities, in whole or in part, for broadcast, due to Acts of God, restrictions by any governmental authority, civil riot, floods or any other similar cause not reasonably within the control of Owner, shall not constitute a breach of this Agreement and Owner will not be liable to Programmer for any liability or obligation with respect thereto.

         5.6 Insurance; Risk of Loss.

                  (a) From the date hereof through the end of the Term, Owner shall maintain with reputable insurance companies reasonably acceptable to Programmer, commercially reasonable amounts of insurance as is conventionally carried by broadcasters operating television stations in the area comparable to those of the Stations, including replacement cost insurance and general liability insurance, with respect to the Assets and shall cause Programmer to be named as an additional insured on Owner's policies. The risk of any loss, damage, impairment, confiscation, or condemnation of any equipment or other personal property owned and used by Owner in the business and operations of the Stations ("Risk of Loss") shall be borne by Owner at all times throughout the Term, to the extent of, but solely to the extent of, Owner's receipt of insurance proceeds in respect thereof and in no event shall Owner have any liability or obligation to Programmer in respect of any such loss, damage, impairment, confiscation or condemnation. The Risk of Loss beyond that specifically borne by the Owner in accordance with the immediately preceding sentence shall be borne by Programmer. Owner shall use such proceeds of insurance to repair or replace any such equipment or such other personal property of Owner to the extent of such proceeds. At Owner's request and subject to Owner's supervision and direction, Programmer shall effect in a timely fashion any repairs to or replacement of any of Owner's damaged equipment or property.

                  (b)  From  the  date  hereof  through  the  end of  the  Term,
Programmer shall maintain with reputable insurance companies reasonably acceptable to Owner, insurance in such amounts and with respect to such risks, as reasonably requested by Owner, including broadcast liability insurance, naming Owner as an additional insured, and general comprehensive insurance, also naming Owner as an additional insured, each with a commercially reasonable amount of coverage as is conventionally carried by broadcasters operating television stations in the area comparable to those of the Stations. The risk of any loss, damage, impairment, confiscation, or condemnation of any equipment or other personal property owned or leased and used by Programmer in the performance of its obligations hereunder shall be borne by Programmer at all times throughout the Term.

         SECTION 6      INDEMNIFICATION.

         6.1 Indemnification by Programmer. Programmer shall indemnify and hold harmless Owner from and against any and all claims, losses, costs, liabilities, damages, expenses, including any FCC fines or forfeitures (including reasonable legal fees and other expenses incidental thereto), of every kind, nature and description (collectively "Damages") arising or resulting from or relating to
(a) Programmer's breach of any representation, covenant, agreement or other obligation of Programmer contained in this Agreement, (b) any action taken by Programmer or Programmer's employees and agents with respect to the Stations, or any failure by Programmer or Programmer's employees and agents to take any action with respect to the Stations, including, without limitation, Damages relating to violations of the Act, or any rule, regulation or policy of the FCC, slander, defamation or other claims relating to programming provided by Programmer or Programmer's broadcast and sale of advertising time on the Stations, or (c) the business or operations of the Stations by Programmer (except where Damages are caused by Owner's negligence, recklessness, willful misconduct, or a breach of Owner's representations or obligations under this Agreement or the Asset Purchase Agreement) from and after the date of this Agreement.

         6.2 Indemnification by Owner. Owner shall indemnify and hold harmless Programmer from and against any and all Damages arising or resulting from or relating to (a) Owner's breach of any representation, covenant, agreement or other obligation of Owner contained in this Agreement, (b) any action taken by Owner or Owner's employees and agents with respect to the Stations, or any failure by Owner or Owner's employees and agents to take any action with respect to the Stations, including, without limitation, Damages relating to violations of the Act, or any rule, regulation or policy of the FCC, slander, defamation or other claims relating to programming provided by Owner or Owner's broadcast and sale of advertising time on the Stations, or (c) the business or operations of the Stations by Owner (except where Damages are caused by Programmer's negligence, recklessness, willful misconduct, or a breach of Programmer's representations or obligations under this Agreement or the Asset Purchase Agreement) from and after the date of this Agreement.

         6.3 Indemnification Procedure. Neither Owner nor Programmer shall be entitled to indemnification pursuant to this Section 6.3 unless (a) such claim for indemnification is asserted in writing delivered to the other party, together with a statement as to the factual basis for the claim and the amount of the claim and (b) such claim, in the aggregate with all other claims made by such party under this Agreement and the Asset Purchase Agreement, exceeds Five Hundred Thousand Dollars ($500,000), and then only to the extent of the excess over the amount of Two Hundred Fifty Thousand Dollars ($250,000); provided, however, that the aggregate dollar amount of claims under this Agreement and the Asset Purchase Agreement shall not exceed Four Million Dollars ($4,000,000). The party making the claim (the "Claimant") shall make available to the other party (the "Indemnitor") the information relied upon by the Claimant to substantiate the claim. The Indemnitor under this Section 6.3 shall have the right to conduct and control through counsel of such Indemnitor's own choosing the defense of any third party claim, action or suit (and the Claimant shall cooperate fully with the Indemnitor), but the Claimant may, at its election, participate in the defense of any such claim, action or suit at its sole cost and expense; provided that, if the Indemnitor shall fail to defend any such claim, action or suit, then the Claimant may defend through counsel of its own choosing such claim, action or suit, and (so long as it gives the Indemnitor at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the Indemnitor to then undertake the defense thereof) settle such claim, action or suit, and to recover from the Indemnitor the amount of such settlement or of any judgment and the costs and expenses of such defense. The Indemnitor shall not compromise or settle any third party claim, action or suit without the prior written consent of the Claimant, which consent will not be unreasonably withheld or delayed.

         6.4 Arbitration. To the fullest extent not prohibited by law, any controversy, claim or dispute arising out of or relating to this Agreement, including the determination of the scope or applicability of this Agreement to arbitrate, shall be settled by final and binding arbitration in accordance with the rules then in effect of the American Arbitration Association ("AAA"), as modified or supplemented under this section, and subject to the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16. The decision of the arbitrators shall be final and binding provided that, where a remedy for breach is prescribed hereunder or limitations on remedies are prescribed, the arbitrators shall be bound by such restrictions, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         If any series of claims arising out of the same or related transactions shall involve claims which are arbitrable under the preceding paragraph and claims which are not, the arbitrable claims shall first be finally determined before suit may be instituted upon the others and the parties will take such action as may be necessary to toll any statutes of limitations, or defenses based upon the passage of time, that are applicable to such nonarbitrable claims during the period in which the arbitrable claims are being determined. In the event of any controversy, claim or dispute that is subject to arbitration under this Section 6.4, any party thereto may commence arbitration hereunder by delivering notice to the other party or parties thereto; provided, in advance of the commencement of any arbitration each of the parties agrees to participate in a non-binding mediation effort (not to exceed thirty (30) days) in an attempt to resolve such controversy, claim or dispute. The arbitration panel shall consist of three (3) arbitrators, appointed in accordance with the procedures set forth in this paragraph.  Within  ten  (10)  business  days  of  delivery  of  the  notice  of commencement of arbitration referred to above, Owner, on the one hand, and Programmer, on the other hand, shall each appoint one arbitrator, and the two arbitrators so appointed shall within ten (10) business days of their appointment mutually agree upon and appoint one additional arbitrator (or, if such arbitrators cannot agree on an additional arbitrator, the additional arbitrator shall be appointed by the AAA as provided under its rules); provided, that persons eligible to be selected as arbitrators shall be limited to attorneys at law who (a) are on the AAA's Large, Complex Case Panel, (b) have practiced law for at least fifteen (15) years as an attorney specializing in either general commercial litigation or general corporate and commercial matters, and (c) are experienced in matters involving the broadcasting industry.

         The arbitration hearing shall be held in Washington, D.C. and shall commence no later than thirty (30) business days after the completion of the selection of the arbitrators. Consistent with the intent of the parties hereto that the arbitration be conducted as expeditiously as possible, the parties agree that (a) discovery shall be limited to the production of such documents and the taking of such depositions as the arbitrators determine are reasonably necessary to the resolution of the controversy, claim or dispute and (b) the arbitrators shall limit the presentation of evidence by each side in such arbitration to not more than ten (10) full days' (equivalent thereof) or such shorter period as the arbitrators shall determine to be necessary in order to resolve the controversy, claim or dispute. The arbitrators shall be instructed to render a decision within ten (10) business days of the close of the arbitration hearing. If arbitration has not been completed within ninety (90) days of the commencement of such arbitration, any party to the arbitration may initiate litigation upon ten (10) days' written notice to the other party(ies); provided, however, that if one party has requested the other to participate in an arbitration and the other has failed to participate, the requesting party may initiate litigation before the expiration of such ninety-day period; and provided further, that if any party to the arbitration fails to meet any of the time limits set forth in this Section 6.4 or set by the arbitrators in the arbitration, any other party may provide ten (10) days' written notice of its intent to institute litigation with respect to the controversy, claim or dispute without the need to continue or complete the arbitration and without awaiting the expiration of such ninety-day period. The parties hereto further agree that if any of the rules of the AAA are contrary to or in conflict with any of the time periods provided for hereunder, or with any other aspect of the matters set forth in this Section 6.4, that such rules shall be modified in respects necessary to accord with the provisions of this Section 6.4 (and the arbitrators shall be so instructed by the parties).

         The arbitrators shall base their decision on the terms of this Agreement and applicable law and judicial precedent in the State of New York, and shall render their decision in writing and include in such decision a statement of the finding of fact and conclusions of law upon which the decision is based. Each party agrees to cooperate fully with the arbitrator(s) to resolve any controversy, claim, or dispute. The arbitrators shall not be empowered to award punitive damages or damages in excess of actual damages.

         6.5      Damages: Specific Performance.

         (a) In the event of a material breach by Owner of Owner's obligations hereunder, Programmer shall be entitled to seek monetary damages against Owner. The parties recognize, however, that given the unique nature of the Stations and this Agreement, monetary damages alone will not be adequate to compensate Programmer for any injury resulting from Owner's breach. Programmer shall therefore be entitled, as an alternative to the right to seek and collect monetary damages, to obtain specific performance of the terms of this Agreement.

         (b) In the event of a material breach by Programmer of its obligations hereunder, Owner shall be entitled to seek monetary damages against Programmer.

         SECTION 7     REPRESENTATIONS, WARRANTIES, AND COVENANTS.

         7.1  Representations,   Warranties,   and  Covenants  of  Owner.  Owner
represents, warrants, and covenants that:

                  (a) Owner is legally qualified, empowered, and authorized to enter into this Agreement, and that the execution, delivery and performance hereof shall not constitute a breach or violation of any agreement, contract or other obligation to which Owner is subject or by which Owner is bound.

                  (b) Owner is now, and for so long as this Agreement shall be in effect, will be the holder of the FCC Licenses necessary for the operation of WPTZ and WNNE as then being operated.

                  (c) Owner does not know of any current or prospective governmental investigation having a material adverse effect on the Stations, their properties or business.

                  (d) As of this date, Owner does not know of any facts which would cause the Commission to refuse to renew the FCC Licenses.

                  (e) Owner shall not take any action or omit to take any action which would have a materially adverse impact upon Owner, the Assets, the Stations or upon Owner's ability to perform this Agreement.

                  (f) This Agreement  constitutes  the legal,  valid and binding obligation of Owner, enforceable in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights and remedies generally, and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         7.2 Representations, Warranties and Covenants of Programmer. Programmer represents, warrants, and covenants that:

                  (a) Programmer is legally qualified, empowered, and authorized to enter into this Agreement, and that the execution, delivery and performance hereof shall not constitute a breach or violation of any agreement, contract or other obligation to which Programmer is subject or by which Programmer is bound.

                  (b) This Agreement constitutes the legal, valid and binding obligation of Programmer, enforceable in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganizations, moratorium or similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         SECTION 8:     MISCELLANEOUS.

         8.1 Assignment. This Agreement shall not be assigned by any party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that Programmer may assign its rights and interests hereunder to any reputable broadcasting entity provided, that (a) Programmer gives Owner written notice of any such assignment; (b) such assignment shall not relieve Programmer of any of its obligations or liabilities hereunder; and (c) such assignment would not violate any applicable laws, rules, regulations or policies of any applicable governmental authority. It is understood and agreed that nothing herein shall be deemed to expand the rights granted hereunder to any permitted assignee, which rights shall be in combination with, and not in addition to, the rights of Programmer. This Agreement shall be binding on the parties' respective heirs and permitted assigns.

         8.2 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, except for the Asset Purchase Agreement, and documents delivered pursuant thereto, supersedes any and all prior agreements, broadcasting commitments, or any other understandings between Programmer and Owner with respect to such subject matter. No provision of this Agreement shall be changed or modified, nor shall this Agreement be discharged in whole or in part, except by an agreement in writing signed by the party against whom the change, modification, or discharge is claimed or sought to be enforced, nor shall any waiver of any of the conditions or provisions of this Agreement be effective and binding unless such waiver shall be in writing and signed by the party against whom the waiver is asserted, and no waiver of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

         8.3 Further Assurances. Owner and Programmer shall use commercially reasonable efforts in the performance and fulfillment of the terms and conditions of this Agreement in effectuating the intent of such parties as expressed under this Agreement. From time to time, without further consideration, Owner and Programmer shall execute and deliver such other documents and take such other actions as either party hereto reasonably may request to effectuate such intent.

         8.4 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each such counterpart were upon the same instrument.

         8.5 Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid, or by registered or certified mail, return-receipt requested, or by facsimile transmission, and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, when receipt is confirmed by facsimile transmission, five (5) days after deposited in the mail, first class postage prepaid, addressed as follows:

                  (a)  If the notice is to Programmer:

                       STC Broadcasting, Inc.
                       3839 4th Street North
                       Suite 420
                       St. Petersburg, Florida  33703
                       Attn:    David Fitz
                       Fax:     (813) 821-8092

                       with copies (which shall not constitute notice) to:

                       Hogan & Hartson L.L.P.
                       555 Thirteenth Street, N.W.
                       Washington, D.C.  20004
                       Attn:    William S. Reyner, Jr., Esq.
                       Fax:     (202) 637-5910

                       and to:

                       Hicks, Muse, Tate & Furst Incorporated
                       200 Crescent Court
                       Suite 1600
                       Dallas, Texas  75201
                       Attn:    Lawrence D. Stuart, Jr.
                       Fax:     (214) 740-7355

                       or to such other address as Programmer may from time to time designate.

                  (b)  If to Owner:

                       Sinclair Broadcast Group, Inc.
                       2000 W. 41st Street
                       Baltimore, Maryland  21211
                       Attn:    David D. Smith, President
                       Fax:     (410) 467-5043

                       with copies (which shall not constitute notice) to:

                       Thomas & Libowitz, P.A.
                       100 Light Street, Suite 1100
                       Baltimore, Maryland  21202
                       Attn:    Steven A. Thomas, Esq.
                       Fax:     (410) 752-2046

                       and to:

                       Sinclair Communications, Inc.
                       2000 West 41st Street
                       Baltimore, Maryland 21211
                       Attn:  General Counsel
                       Fax:     (410) 662-4707

                       or to such other address as Owner may from time to time designate.

         8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to its choice of law rules.

         8.7 Taxes. Owner and Programmer shall each pay its own ad valorem taxes, if any, which may be assessed on such party's personal property for the periods that such items are owned by such party.

         8.8 No Joint Venture or Partnership. Programmer shall act as an independent contractor in rendering its services hereunder. Neither party shall have any power or authority to act for or on behalf of the other or to bind the other in any manner whatsoever, except as and to the extent expressly provided for in this Agreement. The parties hereto agree that nothing herein shall constitute a joint venture or partnership between them.

         8.9 Headings. The headings in this Agreement are for convenience only and will not affect or control the meaning or construction of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Time Brokerage Agreement as of the date first above written.

                                               PROGRAMMER:

                                               STC BROADCASTING OF VERMONT, INC.

                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                               OWNER:

                                               TUSCALOOSA BROADCASTING, INC.

                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                               WPTZ LICENSEE, INC.

                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                               WNNE LICENSEE, INC.

                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

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



                                 ATTACHMENT 2.3

                                   MONTHLY FEE

         During the first nine (9) months of this Agreement, Programmer shall pay to Owner a monthly fee equal to Thirteen Thousand Three Hundred Dollars ($13,300) plus the salaries of the two employees retained by Owner. If the Closing under the Asset Purchase Agreement has not occurred within nine (9) months of the date of this Agreement, the monthly fee from and after such date shall increase to Twenty Thousand Dollars ($20,000) plus the salaries of the two employees retained by Owner; provided, however, the monthly fee shall not increase if the reason that the Closing has not occurred by such nine (9) month date is because of a breach or default by Owner under the Asset Purchase Agreement.






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



                                 ATTACHMENT 4.1

                 BROADCAST STATION PROGRAMMING POLICY STATEMENT

                   I. No Plugola or Payola. Except for commercial messages aired in compliance with 47 C.F.R. ss.73.1212, Programmer shall not receive any consideration in money, goods, services, or otherwise, directly or indirectly (including to relatives) from any persons or company for the presentation of any programming over the Stations without reporting the same to Owner's Station Manager. The commercial mention of any business activity or "plug" for any commercial, professional, or other related endeavor, except where contained in an actual commercial message of a sponsor, is prohibited.

                   II. No Lotteries.  Announcements giving any information about lotteries or games prohibited by applicable federal or state law or regulation are prohibited.

                   III. Election  Procedures.  At least fifteen (15) days before the start of any primary or election campaign, Programmer will clear with Owner's Station Manager the rates Programmer will charge for the time to be sold for use by qualified candidates for the public office and/or their supporters to make certain that the rates charged are in conformance with applicable law and the Stations' policies.

                   IV. Required Announcements. Programmer shall broadcast (i) an announcement  in a form  satisfactory to Owner at the beginning of

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



              each  hour  to   identify   the   Stations   and  (ii)  any  other
              announcements that may be required by law or regulation.

                   V. No Illegal  Announcements.  No  announcements or promotion prohibited by applicable federal, state law or regulation shall be made over the Stations. Any game, contest, or promotion relating to or to be presented over the Stations must be fully stated and explained in advance to Owner, which reserves the right in its sole discretion to reject any game, contest, or promotion.

                   VI. Owner Discretion Paramount. In accordance with the Owner's responsibility under the Communications Act of 1934, as amended, and the Rules and Regulations of the Federal
              Communications Commission, Owner reserves the right to reject or terminate any advertising proposed to be presented or being presented over the Stations which is in conflict with established policies of the Stations or which in Owner's or its Station Manager's reasonable judgment would be contrary to the public interest.

         Owner may waive any of the foregoing regulations in specific instances, if, in its opinion, the Stations will remain in compliance with all applicable laws, rules, regulations and policies and broadcasting in the public interest is served. In any case where questions of policy or interpretation arise, Programmer should submit the same to Owner for decision before making any commitments in connection therewith.


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